UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant
Filed by a Party other than the Registrant
Check the appropriate box:	Preliminary Proxy Statement
Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Under 14a-12

ORTHOMETRIX, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

No fee required

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

Fee paid previously with preliminary materials:

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

1)	Amount Previously Paid:

2)	Form, Schedule or Registration No.:

3)	Filing Party:

4)	Date Filed:

ORTHOMETRIX, INC.

106 Corporate Park Drive, Suite 102
White Plains, New York 10604
(914) 694-2285

May 9, 2008

To the Stockholders of Orthometrix, Inc.:

The 2008 annual meeting of Stockholders (the ‘‘Annual Meeting’’) of Orthometrix, Inc. (the ‘‘Company’’) will be held on June 17, 2008 at 9:30 a.m., local time, at the RexCorp Conference Center located in the lobby of 707 Westchester Avenue (White Plains Office Park), White Plains, New York.

Details of the business to be conducted at the Annual Meeting are provided in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement, which you are urged to read carefully. The Company’s 2007 Annual Report is also enclosed and provides additional information regarding the financial results of the Company during the fiscal year ended December 31, 2007.

On behalf of the Board of Directors and employees of the Company, I cordially invite all stockholders to attend the Annual Meeting. It is important that your shares be voted on matters that come before the Annual Meeting. Whether or not you plan to attend the Annual Meeting, I urge you to promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope provided. If you attend the Annual Meeting, you may revoke such proxy and vote in person if you wish. Even if you do not attend the Annual Meeting, you may revoke such proxy at any time prior to the Annual Meeting by executing another proxy bearing a later date or providing written notice of such revocation to Neil H. Koenig, Secretary of the Company.

Sincerely,
/s/ Reynald G. Bonmati Reynald G. Bonmati President and Chairman of the Board of Directors

ORTHOMETRIX, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be Held on June 17, 2008

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders (the ‘‘Annual Meeting’’) of Orthometrix, Inc., a Delaware corporation (the ‘‘Company’’), will be held at the RexCorp Conference Center located in the lobby of 707 Westchester Avenue (White Plains Office Park), White Plains, New York, at 9:30 a.m., local time, on June 17, 2008 for the following purposes:

1.    To elect all six members of the Company’s Board of Directors to serve until their successors have been duly elected and qualified;

2.    To consider and vote upon a proposal to ratify the selection of Radin, Glass & Co., LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008; and

3.    To consider and vote upon such other matter(s) as may properly come before the Annual Meeting or any adjournment(s) thereof.

The close of business on May 14, 2008 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment(s) thereof. Only holders of record of Common Stock of the Company on that date are entitled to vote at the Annual Meeting or any adjournment(s) thereof.

If you would like to attend the Annual Meeting and your shares are held by a broker, bank or other nominee, you must bring to the Annual Meeting a recent brokerage statement or a letter from the nominee confirming your beneficial ownership of the shares. You must also bring a form of personal identification. In order to vote such shares at the Annual Meeting, you must obtain a proxy issued in your name from the nominee.

You can ensure that your shares are voted at the Annual Meeting by signing, dating and marking the enclosed proxy card and promptly returning it in the postage prepaid envelope provided. Returning the proxy will not affect your right to attend the Annual Meeting and to vote in person, but will ensure your representation if you cannot attend. If you hold shares in more than one name, or if your stock is registered in more than one way, you may receive more than one copy of these proxy materials. If so, please sign, date, mark and return each of the proxy cards that you receive so that all of your shares may be voted. You may revoke your proxy at any time before it is voted by either (i) giving written notice to the Secretary of the Company at 106 Corporate Park Drive, Suite 102, White Plains, New York 10604, (ii) signing, marking and returning a later-dated proxy card or (iii) voting in person at the Annual Meeting.

Whether or not you expect to attend, YOU ARE URGED TO SIGN, DATE AND MARK THE ENCLOSED PROXY CARD AND PROMPTLY RETURN IT IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

By Order of the Board of Directors,
/s/ Neil H. Koenig Neil H. Koenig Secretary

White Plains, New York
May 9, 2008

PROXY STATEMENT

ORTHOMETRIX, INC.

106 Corporate Park Drive, Suite 102
White Plains, New York 10604
(914) 694-2285

Annual Meeting of Stockholders
To be Held on June 17, 2008

GENERAL INFORMATION

This Proxy Statement and accompanying proxy card are being mailed on or about May 17, 2008 to holders of record, as of May 14, 2008, of Common Stock, par value $0.0005 per share, of Orthometrix, Inc. (the ‘‘Company’’) in connection with the solicitation by the Board of Directors (the ‘‘Board of Directors’’) of a proxy in the enclosed form for the 2008 Annual Meeting of Stockholders (the ‘‘Annual Meeting’’) of the Company to be held at 9:30 a.m., local time on June 17, 2008 at the RexCorp Conference Center located in the lobby of 707 Westchester Avenue (White Plains Office Park), White Plains, New York. The principal executive offices of the Company are located at 106 Corporate Park Drive, Suite 102, White Plains, New York 10604.

A proxy card is enclosed for your use. YOU ARE REQUESTED ON BEHALF OF THE BOARD OF DIRECTORS TO PROMPTLY MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which requires no postage if mailed in the United States.

If the enclosed proxy card is properly executed and returned in time to be voted at the Annual Meeting, the shares represented by it will be voted in accordance with the instructions marked on the card. If you return your signed proxy card, but do not indicate any voting preferences, your proxy will be voted ‘‘FOR’’ each of the proposals, and in the discretion of the proxies named in your proxy card as to any other matters that may properly come before the Annual Meeting. Please sign your name exactly as it appears on the proxy card.

Any stockholder who has given a proxy may revoke his or her proxy by executing a proxy bearing a later date or by delivering written notice of revocation of his or her proxy to the Secretary of the Company at the Company’s executive offices at any time prior to the meeting or any adjournment(s) thereof. Any stockholder who attends the Annual Meeting in person, or any adjournment(s) thereof, may revoke any proxy previously given and vote, instead, by ballot.

Record Date; Outstanding Shares

The Board of Directors has fixed the close of business on May 14, 2008 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment(s) thereof.

As of May 14, 2008, there were 46,928,618 shares of Common Stock issued and outstanding, each of which is entitled to one vote on each matter to be voted upon at the Annual Meeting. The Company has no other class of voting securities entitled to vote, and the Company’s stockholders do not have cumulative voting rights. The presence of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, either in person or represented by properly executed proxies, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The accompanying proxy card is intended to permit a stockholder as of May 14, 2008 to vote at the Annual Meeting on the proposals described in this Proxy Statement, whether or not such stockholder attends the Annual Meeting in person. Persons who acquire shares of Common Stock after the close of business on May 14, 2008 will not be entitled to vote such shares at the Annual Meeting by proxy or by voting at the Annual Meeting in person, unless properly authorized by the record holder of such shares as of such date. If there are not sufficient shares represented in person or by proxy at the Annual Meeting to constitute a quorum, the Annual Meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Company. Proxies given pursuant to this solicitation and not revoked will be voted at any postponement or adjournment of the Annual Meeting in the manner set forth above.

With respect to the election of directors, you may vote in favor of all six nominees, or withhold your votes as to all nominees, or withhold your votes as to specific nominees. Checking the box that withholds authority to vote for a nominee is the equivalent of abstaining. The six nominees who receive the greatest number of votes cast for the election of directors by shares entitled to vote and present in person or by proxy at    the Annual Meeting will be elected directors.

With respect to each of the proposals other than the election of directors, you may vote in favor of the proposal, against the proposal, or abstain from voting. The proposal to ratify the selection of Radin, Glass & Co., LLP (‘‘Radin Glass’’) as the Company’s independent auditors for the fiscal year ending December 31, 2008 will require the affirmative vote of majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting.

Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum at the Annual Meeting. With respect to matters other than the election of directors, abstentions will be treated as ‘‘no’’ votes and therefore, may affect the vote required for such proposal. Under the General Corporation Law of the State of Delaware, directors are elected by plurality, rather than a majority. As a result, abstentions will be excluded from, and have no effect on, the vote required for the election of directors.

Brokers who hold shares for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchange or other organization of which they are members. Members of the New York Stock Exchange (‘‘NYSE’’) are permitted to vote their clients’ proxies in their own discretion as to the election of directors and certain other ‘‘routine’’ matters if the clients have not timely furnished voting instructions prior to the Annual Meeting. When a broker votes a client’s shares on some, but not all, of the proposals at a meeting, the missing votes are referred to as ‘‘broker non-votes.’’ Broker non-votes will be included in determining the presence of a quorum at the Annual Meeting. With respect to most matters other than the election of directors, broker non-votes are excluded from the number of shares deemed present and entitled to vote on the matter and, accordingly, will reduce the absolute number, but not the percentage (i.e., over 50% of those shares entitled to vote), of affirmative votes needed to approve a proposal. For the reason discussed above, however, broker non-votes will be excluded from, and have no effect on, the vote required for the election of directors.

The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company. In addition, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. The Company will reimburse brokers, custodians, nominees and fiduciaries for their out-of-pocket and clerical expenses in transmitting proxies and related materials to beneficial owners. The Company has retained American Stock Transfer and Trust Company to assist it in the distribution and solicitation of proxies. The Company believes that the total cost of distributing and soliciting proxies will not be material to the Company.

The Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2007 (the ‘‘Annual Report’’), which contains the Company’s Form 10-KSB for such year including financial statements, is enclosed with this Proxy Statement. The Annual Report does not constitute a part of the proxy solicitation material.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s By-Laws authorize the Board of Directors to fix the number of directors of the Company. Currently, the number of directors is fixed at six. The Board of Directors has nominated the six persons named below to serve as directors until the 2008 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal. Each nominee is presently a director of the Company and was reelected to the Board at the 2007 Annual Meeting of Stockholders. The Board of Directors believes that each of the nominees will stand for election and will serve if elected. Each of the nominees has consented to serve as a director of the Company, if elected, and named in this Proxy Statement. If any of the nominees should be unavailable to serve for any reason, the Board of Directors may (i) designate a substitute nominee or nominees, in which case the persons named on the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee(s), (ii) allow the vacancy to remain open until a suitable candidate or candidates are located or (iii) by resolution, provide for fewer directors. Proxies for this Annual Meeting may not be voted for more than the number of nominees (i.e., six) named herein.

Set forth below is certain information with respect to each nominee for election as a director of the Company at the Annual Meeting (based solely upon information furnished by such person).

Reynald G. Bonmati, age 60, founded the Company in December 1993. He has served as a director of the Company since its formation and as Chairman of the Board, President and Treasurer of the Company since January 1994. Mr. Bonmati has served, and is currently serving, as President of Bones L.L.C. a private investment firm, since its formation in 1997. Mr. Bonmati received B.S. and M.S. degrees from the Institute National Superieur de Chimie Industrielle, France, an M.S. degree from the Ecole Nationale Superieure du Petrole et des Moteurs, France, and an MBA degree from the University of Paris, France.

Michael W. Huber, age 80, has served as a director of the Company since May 1995. He also serves as Chairman of the Audit Committee and member of the Compensation Committee. He is retired Chairman, Chief Executive Officer, and director of J.M. Huber Corporation, a diversified family-owned company engaged in natural resource development, specialty chemical and wood product manufacturing.

Neil H. Koenig, C.P.A., age 57, has served as Chief Financial Officer of the Company since September 2002. From 2001 to 2003, Mr. Koenig served as Interim Chief Financial Officer of First Union Real Estate Equity and Mortgage Investments, a publicly traded real estate investment trust. Since 1981, Mr. Koenig has served as a managing partner of Imowitz Koenig & Co., LLP, a certified public accounting firm and since 1999 he has served as the managing member of the Real Estate Systems Implementation Group, LLC, a consulting company serving the real estate industry. Mr. Koenig received a B.S. degree from Fairleigh Dickinson University and a MBA degree from Fordham University.

André-Jacques Neusy, M.D., age 64, has served as a director of the Company since September 1997. He also serves as a member of the Compensation Committee. Dr. Neusy is Associate Professor of Medicine and the Director of the Center for Global Health at the New York University School of Medicine. Dr. Neusy is also the chief of the renal section at Bellevue Hospital Center in New York City. Dr. Neusy received a B.A. degree from the International School in Lubumbashi, Zaire, and an M.D. degree from the Free University of Brussels Medical School.

William Orr, age 68, has served as a director of the Company since June 2004. He also serves as a member of the Audit Committee. Since 2003, Mr. Orr has served as an officer and a director of First Global Services, an investment company with interests in publicly traded companies and real estate. Prior to 1974, he was an officer and a director of Botany Industries, a Fortune 500 company, and of several of its subsidiaries. He then founded and became President of both North American Agriculture Corp. and OTR Transportation through its Jackson & Johnson subsidiary, which were both sold in 1997. He was President of Jake’s Products, Inc., a commodities business until it was sold

3

in 1996 and President of JPI Transfer, a commodities tanker operation, which was merged into Jackson & Johnson and sold in 1997. Mr. Orr holds a B.S. degree in Biochemistry from Wake Forest College.

Albert S. Waxman, Ph.D., age 68, has served as a Director of the Company since January 1994. Dr. Waxman is a co-founder and Senior Managing Member of Psilos Group Managers, LLC, a venture capital firm specializing in e-health and healthcare services investments since 1998. Prior to co-founding Psilos Group Managers, LLC, Dr. Waxman was, from 1993 to 1998, Chairman and Chief Executive Officer of Merit Behavioral Care Corporation, a healthcare company. Dr. Waxman is Chairman of the Board of Directors of several Psilos portfolio companies, including Healthcare, Inc., e-Health Direct, and Active Health Management. Dr. Waxman received a B.S.E.E. degree from City College of New York and M.A. and Ph.D. degrees from Princeton University. He serves on the Advisor Council of Princeton University’s School of Engineering and Applied Sciences.

Vote Required For Approval

The vote of a plurality of the holders of the shares of Common Stock present in person or represented by duly executed proxies at the Annual Meeting for the election of a given nominee is necessary to elect such nominee as a director of the Company. Accordingly, the six director nominees receiving the greatest number of votes cast will be elected, regardless of the number of votes withheld for the election of such director nominees. Shares represented by an executed proxy in the form enclosed will, unless otherwise directed, be voted FOR the election of the six persons nominated to serve as directors.

The Board of Directors unanimously recommends that stockholders vote FOR the re-election of the six persons nominated to serve as directors.

Board Organization and Meetings

During the year ended December 31, 2007, the Board of Directors held 1 meeting and acted on 1 other occasion by unanimous written consent. Each meeting was attended by at least 80% of its members held in fiscal year 2007 during his tenure as a director or member of the committee on which he served.

There are two standing committees:

Audit Committee.    The Audit Committee was established in June 1995 and consists of Michael W. Huber (Chairman) and William Orr. The Audit Committee: (i) makes recommendations to the Board of Directors with respect to the independent accountants who conduct the annual audit of the Company’s financial statements; (ii) reviews the scope of the annual audit and meets with the Company’s independent accountants to review their findings and recommendations; (iii) approves major accounting policies or changes thereto; and (iv) periodically reviews principal internal controls to assure that the Company is maintaining an adequate and effective system of financial controls. The Audit Committee is governed by an Audit Committee Charter adopted by the Board of Directors, a copy of which is set forth as Appendix A to this Proxy Statement. The Audit Committee held four meetings in fiscal year 2007.

The Board of Directors has determined that each of the Audit Committee members meets the independence, financial literacy and experience requirements of the applicable rules and regulations of the SEC and the NASDAQ Stock Market. The Board of Directors has also determined that Michael W. Huber satisfies the requirements for an ‘‘audit committee financial expert’’ and has designated him as the Company’s audit committee financial expert.

Compensation Committee.    The Compensation Committee was established in June 1995 and consists of Michael W. Huber and André-Jacques Neusy. None of such members are, or ever were, executive officers or employees of the Company. During the last fiscal year, none of the executive officers of the Company served on the Board of Directors or on the compensation committee of any other entity, any of whose executives served on the Board of Directors. The Compensation Committee

4

periodically determines the amount and form of compensation and benefits payable to all principal officers and certain other management personnel. This Committee also performs duties of administration with respect to the Company’s Amended and Restated 1994 Stock Option and Incentive Plan for Employees and the Company’s Amended and Restated 2000 Non-Employee Directors’ and Consultants’ Stock Option Plan. The Compensation Committee held 1 meeting during fiscal year 2007 and acted on 4 other occasions by unanimous written consent.

The Company does not have a standing nominating committee or committee performing similar functions, and, accordingly does not have a committee charter. The entire Board of Directors participates in the consideration of director nominees, therefore, fulfilling the role of a nominating committee.

The procedures for stockholders to nominate persons to serve as directors are set forth in the Company’s By-Laws. Stockholders wishing to submit nominations should notify the Company at its principal executive offices, located at 106 Corporate Park Drive, Suite 102, White Plains, New York 10604. In order to be considered by the Board of Directors, nominations must be in writing and addressed to the Secretary of the Company and must be received by the Company on or before the deadline for the receipt of stockholder proposals. See ‘‘Submission of Stockholder Proposals.’’ The Board of Directors evaluates each candidate, including incumbents, based on the same criteria. Once the candidate has been contacted and accepts being considered as a nominee, the Board of Directors will review the candidate’s résumé and other credentials and analyze the expertise and experience that the candidate would provide to the Board of Directors and the Company.

Stockholder Communications with the Board of Directors

The Company does not have a formal policy by which stockholders may communicate directly with directors, but any stockholder who wishes to send communications to the Board of Directors should deliver such communications to the Secretary of the Company at the principal executive offices of the Company located at 106 Corporate Park Drive, Suite 102, White Plains, New York 10604. The Secretary is responsible for determining, in consultation with other officers of the Company and advisors, as appropriate, which (and the manner that) stockholder communications will be relayed to the Board of Directors.

Compensation of Directors

Under the Amended and Restated 2000 Non-Employee Directors’ and Consultants’ Stock Option Plan, each non employee director receives options to acquire shares of Common Stock, vesting in four equal annual installments, commencing on the first anniversary of the date of grant, at an exercise price per share not lower than the market value on the date of grant. A grant to acquire 50,000 shares is effective on the date of the Director’s first election to the Board of Directors and a grant to acquire 5,000 shares is effective on the date of the Director’s re-election to the Board of Directors. No member of the Board of Directors was paid compensation during the 2007 fiscal year for his service as a director or member of any committee established by the Board of Directors of the Company, other than pursuant to the standard compensation arrangements described above.

Beginning in 2008, within 30 days of the annual meeting, each re-elected non employee director will receive stock equal to $2,500 based upon the average value of the prior three months and using as the formula, the amount of stock traded along with the price prior to the annual meeting, plus $1,000 worth of stock for any committee served on. The pricing of such shares will be subject to the $0.20 minimum price negotiated with Psilos Group Partners II-S, L.P. The old method of issuing 5,000 of options upon re-election will be abandoned.

5

SECURITY OWNERSHIP

The following table sets forth information regarding the beneficial ownership of the Common Stock as of May 14, 2008 (except as otherwise indicated) by each person known by the Company to be the beneficial owner of more than 5% of the Common Stock. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	Shares of Common Stock(1)	Percent of Common Stock(1)
Reynald G. Bonmati(2)	32,671,698	57.8%
Psilos Group Partners II SBIC, L.P.(3)	5,000,000	10.4%
Albert S. Waxman(4)	7,007,095	14.6%
Michael W. Huber(5)	5,615,634	11.4%
Rock Creek Investment Partners, L.P.(6)	2,821,429	6.1%
Neil H. Koenig(7)	3,414,890	7.1%

The following table sets forth information regarding management’s ownership of the Common Stock as of May 14, 2008 (except as otherwise indicated) by (i) each director and nominee to be director, (ii) each executive officer and (iii) all directors and officers as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

SECURITY OWNERSHIP OF MANAGEMENT	Shares of Common Stock(1)	Percent of Common Stock(1)
Reynald G. Bonmati(2)	32,671,698	57.8%
Albert S. Waxman(4)	7,007,095	14.6%
Michael W. Huber(5)	5,615,634	11.4%
Neil H. Koenig(7)	3,414,890	7.1%
André-Jacques Neusy(8)	685,390	1.5%
William Orr(9)	181,250	*
All directors and officers of the Company as a group (six persons)(2), (4), (5), (7), (8) and (9)	49,575,957	81.0%
Total shares of Common Stock issued and outstanding	62,918,056

*	Less than 1%.
(1)	Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of a determination date are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but not deemed outstanding for the purpose of calculating the percentage owned by any other person.
(2)	Includes 1,523,750 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of May 14, 2008. Includes warrants to purchase up to 5,152,000 shares of Common Stock issued in connection with loans in the aggregate amount of $2,691,000 made by Mr. Bonmati to the Company since January 2003. Also includes warrants to purchase up to 1,400,000 shares of Common Stock in connection with the renewal for one year of $350,000 loans made since November 2005. Includes a warrant held by Bones L.L.C. to purchase up to 175,000 shares of common stock issued in connection with Mr. Bonmati’s guarantee of a line of credit from HSBC Bank USA, N.A. in October 2005. Includes 13,449,499 shares of common stock held of record by Bones L.L.C., warrants to purchase up to 25,000 shares of common stock issued in connection with a loan in the amount of $25,000 made by Bones L.L.C. to the Company in January 2005 and warrants to purchase up to 350,000 shares of common stock issued in connection with loans in the amount of $350,000 made by Mr. Bonmati since November 2005. Mr. Bonmati may be deemed to be a beneficial owner due to his relationship with such entity. Mr. Bonmati is a

6

managing member of Bones L.L.C. Such beneficial ownership is disclaimed by Mr. Bonmati, except to the extent of his proportionate interest in such entity. Also includes 1,361,638 shares of Common Stock held by Mr. Bonmati’s wife, as a trustee for their children and warrants to purchase up to 185,000 shares of common stock issued in connection with loans in the amount of $185,000 made by The Chrystele Bonmati Trust since June 2004, with respect to which Mr. Bonmati disclaims beneficial ownership. Also includes warrants to purchase up to 100,000 shares of Common Stock in connection with the renewal for one year of $25,000 promissory notes made by The Chrystele Bonmati Trust since December 2005, with respect to which Mr. Bonmati disclaims beneficial ownership. Includes 201,000 shares of common stock held by Mr. Bonmati’s grandchildren, with respect to which Mr. Bonmati disclaims beneficial ownership.

(3)	Includes warrants to purchase up to 1,000,000 shares of Common Stock in connection with their loan in the amount of $250,000 made by Psilos Group Partners II SBIC, L.P. (‘‘Psilos’’) in June 2006.
(4)	Includes 77,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of May 14, 2008. Includes warrants to purchase up to 50,000 shares of Common Stock issued in connection with a loan in the amount of $50,000 made by Dr. Waxman to the Company in May 2004. Includes warrants to purchase up to 1,000,000 shares of Common Stock in connection with their loan in the amount of $250,000 made by Psilos in June 2006. Includes 4,000,000 shares of Common Stock held directly by Psilos. Dr. Waxman is a senior managing member of the general partner of Psilos. Such beneficial ownership is disclaimed by Dr. Waxman, except to the extent of his proportionate economic interest in such entity.
(5)	Includes 277,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of May 14, 2008. Also includes warrants to purchase up to 650,000 shares of Common Stock in connection with loans in the aggregate amount of $650,000 made by Mr. Huber to the Company since January 2003. Also includes warrants to purchase up to 50,000 shares of Common Stock in connection with the renewal for one year of his $50,000 promissory note dated September 18, 2003. Also includes warrants to purchase up to 1,380,000 shares of Common Stock in connection with the renewal for one year of $345,000 loans made since October 2006.

(6)	Includes warrants to purchase up to 500,000 shares of Common Stock, originally issued to John Sites, Jr. in connection with his provision of consulting services in 2005. Mr. Sites transferred the warrants to Rock Creek Investment Partners, L.P. in 2005.
(7)	Includes 170,000 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of May 14, 2008. Includes a warrant to purchase up to 175,000 shares of Common Stock issued in connection with Mr. Koenig’s guarantee of line of credit from HSBC Bank USA, N.A. in October 2005. Includes a warrant to purchase up to 320,000 shares of Common Stock in connection with loans in the aggregate amount of $175,000 made by Yukon Associates, an entity affiliated with Mr. Koenig, since January 2003. Such beneficial ownership is disclaimed by Mr. Koenig, except to the extent of his proportionate interest in such entity. Includes 50,000 shares of Common Stock directly owned by a business associate with respect to which Mr. Koenig disclaims beneficial ownership. Also includes a warrant to purchase up to 240,000 shares of Common Stock issued in connection with services rendered in respect of the asset sale to Cooper Surgical Acquisition Corp., as more fully described in the Form 8-K filed by the Company with the SEC on April 15, 2002.
(8)	Includes 77,500 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of May 14, 2008. Also includes warrants to purchase up to 50,000 shares of Common Stock, in connection with loans in the aggregate amount of $120,000 made by Dr. Neusy to the Company since January 2003.
(9)	Includes 41,250 shares of Common Stock issuable pursuant to stock options exercisable within 60 days of May 14, 2008.

For the purposes of the foregoing table, the business address of each director and executive officer referenced above is c/o Orthometrix, Inc., 106 Corporate Park Drive, Suite 102, White Plains, New York 10604.

7

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides, for the periods indicated, certain summary information concerning the cash and non-cash compensation earned by, or awarded to, the Company’s President (who also functions as the Company’s chief executive officer) during fiscal year 2007:

Name and Principal Position	Year	Annual Compensation		Long-Term Compensation Awards	All Other Compensation($)(2)
		Salary($)	Bonus($)	Securities Underlying Options (#)(1)
Reynald G. Bonmati	2007	0	0	590,000	1,701
Chairman of the Board,	2006	490,588	0	180,000	6,823
President and Treasurer	2005	474,679	0	680,000	6,267

(1)	Represents shares of Common Stock issuable upon exercise of options granted to the named executive officer.
(2)	Represents life insurance and long-term disability premiums paid by the Company, and also includes $0, $5,000, and $4,500, respectively of Company contributions to his 401(k) plan.

Employment Agreement

On November 18, 2005, the Company renewed its May 1, 1998 Employment Agreement with Reynald G. Bonmati, Chairman of the Board, President, Treasurer and a director of the Company. The term of his Employment Agreement now extends to December 31, 2010. Under his initial Employment Agreement dated May 1, 1998, Mr. Bonmati was awarded an annual base salary comprised of $400,000 plus all costs related to the use of an automobile, including insurance, maintenance, repair, licenses and any applicable state or local income tax liabilities related thereto. His annual base salary is subject to annual adjustments to reflect cost of living increases in the Consumer Price Index for the New York-Northwestern New Jersey area. It may also be increased upon annual review by, and upon the discretion of, the Compensation Committee. Mr. Bonmati is also entitled to an annual bonus payment equal to 5% of the Company’s annual income before taxes, payable within 30 days after the release of the Company’s audited financial statements for such year. No bonus was payable under the Employment Agreement with respect to any fiscal year, including fiscal year 2007. Following the end of each fiscal quarter during the term of the Employment Agreement, Mr. Bonmati is to be granted options under the 1994 Plan to purchase up to 45,000 shares of Common Stock. Such options are to be granted two days after the Company announces its earnings for such quarter. The exercise price will be the closing price on the date of grant, and the options will vest in four equal annual installments. The Company’s obligation to grant such options is subject to sufficient shares being available for grant. If the Company terminates Mr. Bonmati’s employment during the term of the Employment Agreement other than for cause, all unvested options will be deemed vested, and all vested options will be exercisable at any time during the period ending on the first anniversary date of such termination. During the first quarter of 2007, Mr. Bonmati waived his salary of $400,000 indefinitely. Benefits are still being paid on his behalf.

8

Option Grants/Exercises in Fiscal Year 2007

The following table sets forth certain information concerning grants of stock options made during the fiscal year ended December 31, 2007 to the executive officers.

Stock Option Grants in Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted (#)(1)	Percentage of Total Options Granted to Employees in Fiscal Year (%)	Exercise Price ($/sh)	Expiration Date
Reynald G. Bonmati	45,000	5.7%	0.033	06/08/12
	45,000	5.7%	0.022	06/25/12
	500,000	63.3%	0.090	02/19/12
Neil H. Koenig	200,000	25.3%	0.090	02/19/12

(1)	All options granted to Mr. Bonmati were granted pursuant to our Amended and Restated 1994 Stock Option and Incentive Plan and all options granted to Mr. Koenig were granted pursuant to our Amended and Restated 2000 Non-Employee Directors’ and Consultants’ Stock Option Plan. These options are incentive stock options, except those granted to Mr. Bonmati, which are non-qualified stock options. All options become exercisable on each anniversary following the date of grant in four equal installments.

The following tables set forth certain information concerning the exercise of options to purchase Common Stock by the named executive officers during fiscal year 2007 and the value at December 31, 2007 of unexercised options held by each of the named executive officers.

Aggregate Option Exercises in Fiscal Year 2007 and Value of Options at December 31, 2007

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options Held at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Reynald G. Bonmati	450,000	900	1,523,750	570,000	0	2,475
Neil H. Koenig	0	0	170,000	245,000	0	0

(1)	Options are ‘‘in-the-money’’ if the closing market price of the Common Stock exceeds the exercise price of the options.
(2)	The exercise prices of only 90,000 options were less than $.04, the closing price of a share of Common Stock on December 31, 2007.

Compensation Committee Report on Executive Compensation

General.    The Company’s Compensation Committee is composed of two independent, non-employee directors. The Compensation Committee and the Board of Directors believe that compensation must be competitive, but that it should be directly and materially linked to the Company’s performance. The compensation program is designed to attract and retain executive talent, to motivate executives to maximize operating performance, to provide an opportunity to measure performance on an individual basis, as well as on an overall Company-wide basis, and to link executive and stockholder interests through the grant of stock options.

9

The key components of the Company’s executive compensation program consist of salary, bonuses and stock options. The Compensation Committee’s policy with respect to each of these elements, including the bases of the compensation awarded to Mr. Bonmati, the Company’s President, are discussed below. Through this program, a very significant portion of the Company’s executive compensation is linked to performance and the alignment of executive interests with those of stockholders. The long-term compensation of all Company executive officers consists of stock options; the short term compensation consists of base salary and, in certain cases, bonuses.

Base Salary.    The Company has established base salary levels based upon competitive market pay rates, each executive’s role in the Company and each executive’s performance over time (including, where relevant, an executive’s performance prior to joining the Company). Base salaries for executives are reviewed annually based on a variety of factors, including individual performance, market salary levels for comparable positions within comparable companies and the Company’s overall financial results, and may be adjusted to reflect such factors.

Bonuses.    At the end of each year, bonuses for executive officers may be recommended by the Company and reviewed and approved by the Compensation Committee. Any such bonuses will be payable out of a bonus pool determined by the Board of Directors or the Compensation Committee, and will be determined by measuring such officer’s performance, the performance of the operations for which such officer has primary responsibility and the Company’s overall performance against target performance levels to be established by the Compensation Committee. No bonuses were granted for fiscal year 2007.

Stock Options.    The Compensation Committee believes that aligning management’s interests with those of stockholders is an important element of the Company’s executive compensation plan. Stock options align the interests of employees and stockholders by providing value to the executive officers through stock price appreciation only. At December 31, 2007, options to purchase an aggregate of 5,000,000 shares of Common Stock were outstanding under our Amended and Restated 1994 Stock Option and Incentive Plan. Options to purchase an aggregate of 1,500,000 shares of Common Stock were also outstanding under our Amended and Restated 2000 Non-Employee Directors’ and Consultants’ Stock Option Plan. In all cases, the exercise prices of these options are not less than the fair market value of the Common Stock on the grant dates.

Future awards of stock options will be made periodically at the discretion of the Compensation Committee, in certain cases, based upon recommendations of the Company’s President. The size of such grants, in general, will be evaluated by regularly assessing competitive market practices, the individual’s position and level of responsibility within the Company, and the overall performance of the Company, including its historic financial success and its future prospects. The Company believes that stock options are the single most important element in providing incentives for management performance and intends to continue to award significant amounts of stock options to officers and key employees.

Compensation of the Chief Executive Officer.    Effective November 18, 2005, the Company amended its May 1, 1998 Employment Agreement with Mr. Bonmati described above (see ‘‘Executive Compensation-Employment Agreements’’). The Compensation Committee believes that it is critically important for the Company to demonstrate to third parties with whom the Company transacts business (e.g., potential customers and potential sources of financing), Mr. Bonmati’s firm commitment to the Company for the long term. Mr. Bonmati’s annual base salary for fiscal year 2007 was $0. No bonus was awarded to Mr. Bonmati for fiscal year 2007.

Compensation Committee:
Michael W. Huber André-Jacques Neusy

10

Audit Committee Report

Management is responsible for the Company’s internal controls and the financial reporting process. The Company’s independent auditor is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee reviewed and discussed the audited financial statements with Company management and Radin, Glass (the Company’s independent auditors since September 2002). Specifically, the Audit Committee has discussed with Radin, Glass matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380).

The Audit Committee received from Radin, Glass the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Radin, Glass the issue of its independence from the Company.

Based on the Audit Committee’s review of the audited financial statements and its discussions with both management and Radin, Glass noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2007.

Audit Committee:
Michael W. Huber William Orr

11

Stock Performance Graph

The following graph compares, from August 2, 1995 (the date that the Company’s Common Stock began trading on The NASDAQ National Market following its initial public offering) through December 31, 2006, the percentage change in the Common Stock to the cumulative total return of the NASDAQ Composite Index (NASDAQ Composite) and the S&P Mid Cap Health Care Index (Mid Cap Health Care). The graph plots the growth in value of an initial $100 investment over the indicated time period, assuming the reinvestment of dividends. From August 2, 1995 to September 23, 1998, the Common Stock was traded on the NASDAQ National Market. From September 23, 1998 to May 4, 2007, the Common Stock was quoted on the OTC Bulletin Board. Starting May 4, 2007, the Common Stock has been quoted on the OTC Pink Sheets.

	As of Aug. 2,	As of December 31,
	1995	1995	1996	1997	1998	1999	2000	2001	2002	2003	2004	2005	2006	2007
Orthometrix, Inc.	$100	$221	$96	$107	$3	$8	$1	$1	$1	$1	$4	$2	$1	$1
NASDAQ Composite	100	106	130	159	224	413	251	198	36	204	222	225	246	270
S&P Mid Cap Health Care	100	122	113	123	158	161	247	234	185	210	210	220	220	246

TOTAL SHAREHOLDERS RETURN

The performance of the Common Stock reflected above is not necessarily indicative of future performance of the Common Stock. The performance graph which appears above shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement by reference into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, and shall not be deemed filed under either of such Acts except to the extent that the Company specifically incorporates this information by reference.

12

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons holding more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, executive officers and ten-percent stockholders are also required to furnish the Company with copies of all such filed reports.

Based solely upon the review of the copies of such reports furnished to the Company and written representations that no other reports were required during the 2006 fiscal year, the Company believes that nine reports of changes in ownership were not timely filed by Reynald Bonmati (4), Andres – Jacques Neusy (2), Psilos (2), and Neil Koenig (1).

CERTAIN RELATIONSHIPS AND
RELATED PARTY TRANSACTIONS

	2007		2006
		Interest Rate		Interest Rate
Loans payable	$115,000	8.25 – 9.25%	$423,000	8.0 – 9.25%
Notes payable, net of discount	1,863,517	12%	637,921	9.25 – 12%
Subtotal	1,978,517		1,060,921
Less: Long term notes payable	(20,000)		(25,000)
Total related party transactions	$1,958,517		$1,035,921

The following is a summary of scheduled principal maturities, by year, securing the related party transactions.

2008	$1,958,517
2009	20,000
$1,978,517

For all of the notes, the Company is obligated to prepay the principal amount within 10 days upon the occurrence of either of two events; if it (i) receives at least $5,000,000 from an equity financing or (ii) sells substantially all of its assets.

During 2007, the Company refinanced $1,623,000 of its notes payable from related parties. During 2006, the Company issued notes payable from related parties of $725,000. In conjunction with the refinancings during 2007 and 2006, 6,492,000 and 1,475,000 of warrants were issued, respectively. The warrants issued in 2007 were valued at $333,689 and the warrants issued in 2006 were valued at $290,270. These warrants were valued using the Black-Scholes option pricing model, and recorded as a discount to the notes payable and a credit to additional paid in capital. At December 31, 2007, the unamortized discount on the notes payable is $29,483. During the years ended December 31, 2007 and 2006, amortization of the notes payable discounts of $416,284 and $215,121 was recorded as interest expense, respectively.

In December 2007, the Company granted Neil Koenig 600,000 shares of Common Stock at $0.02 per share for services rendered. The value of the stock was $12,000 and recorded as consulting expense, additional paid in capital, and Common Stock.

13

Incorporation by Reference of Annual Report on Form 10-K

This Proxy Statement incorporates by reference our Form 10-K for the fiscal year ended December 31, 2007, a copy of which is set forth as Appendix D to this Proxy Statement and which contains important information about us and our financial condition that is not included in this Proxy Statement.

14

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Upon recommendation of the Audit Committee and subject to ratification by the stockholders, the Board of Directors has appointed Radin, Glass & Co., LLP (‘‘Radin, Glass’’) as independent public accountants to examine the Company’s financial statements for the fiscal year ending December 31, 2007. Representatives of Radin, Glass are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and to respond to appropriate questions from those attending the meeting.

The reports of Radin, Glass on the financial statements of the Company for the fiscal years ended December 31, 2007 and 2006 did not contain an adverse opinion or disclaimer of opinion other than raising substantial doubt about the Company’s ability to continue as a going concern and was not otherwise qualified or modified as to uncertainty, audit scope or accounting principles for the years then ended.

The Company has not consulted with Radin, Glass during the previous two fiscal years and the interim periods to date on any matters which were the subject of any disagreement or with respect to any ‘‘reportable event’’ as that term is defined in Item 304 of Regulation S-B or the type of audit opinion that might be rendered on the Company’s financial statements.

Fees for services provided by Radin, Glass for fiscal years ended December 31, 2007 and 2006 were as follows:

1.	Audit Fees – The aggregate fees for the years ended December 31, 2007 and 2006 for professional services rendered by Radin, Glass for the audit of annual financial statements and review of financial statements included in any Form 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements are approximately $34,500 and $31,000, respectively.

2.	Audit-Related Fees – The Company did not pay any audit-related fees during the years ended December 31, 2007 and 2006 that are not reported under paragraph 1 above.

3.	Tax Fees – The Company did not pay any fees during the years ended December 31, 2007 and 2006 for professional services rendered by the principal accountant for tax compliance, tax advice or tax planning.

4.	All Other Fees – The Company did not pay any other fees during the years ended December 31, 2007 and 2006 other than those reported in paragraph 1 through 3 above.

All audit fees, audit-related fees, tax fees and all other fees were pre-approved by the Audit Committee. 100% of the hours expended on Radin, Glass’s engagement to audit the Company’s financial statements were performed by Radin, Glass’s full-time, permanent employees.

All audit and non-audit services that may be provided by Radin, Glass to the Company shall require approval by the Audit Committee. Further, Radin, Glass shall not provide those services to the Company specifically prohibited by the SEC, including bookkeeping or other services related to the accounting records or financial statements of the audit client; financial information systems design and implementation; appraisal or valuation services, fairness opinion, or contribution-in-kind reports; actuarial services; internal audit outsourcing services; management functions; human resources; broker-dealer, investment advisor, or investment banking services; legal services and expert services unrelated to the audit; and any other service that the Public Company Oversight Board determines, by regulation, is impermissible.

15

Vote Required For Approval

Assuming a quorum is present, the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxies at the Annual Meeting is required to ratify the appointment of the Company’s independent accountants.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Radin, Glass & Co., LLP as independent accountants to examine the Company’s financial statements for the fiscal year ending December 31, 2008.

SUBMISSION OF STOCKHOLDER PROPOSALS

In accordance with Rules 14a-4(c) and 14a-5(e) promulgated under the Exchange Act, the Company hereby notifies its stockholders that it did not receive on or before February 17, 2008 proper notice of any other proposed matter to be submitted for stockholder vote at the Annual Meeting and, therefore, all proxies received in respect of the Annual Meeting will be voted in the discretion of the Company’s management on any matters which may properly come before the Annual Meeting.

Any proposal to be presented by a stockholder at the Company’s 2008 Annual Meeting of Stockholders must be received in writing by the Company no later than January 15, 2008, so that it may be considered by the Company for inclusion in its proxy statement and form of proxy relating to that meeting.

The Company further notifies its stockholders that if the Company does not receive notice by January 15, 2008 of a proposed matter to be submitted to stockholders at the 2008 Annual Meeting of Stockholders, then any proxies held by members of the Company’s management in respect of such meeting may be voted in the discretion of such management members on such matter if it shall properly come before such meeting, without any discussion of such proposed matter in the proxy statement to be distributed in respect of such meeting.

Incorporation by Reference of Annual Report on Form 10-KSB

This Proxy Statement incorporates by reference our Form 10-KSB for the fiscal year ended December 31, 2007, a copy of which is set forth as Appendix B to this Proxy Statement and which contains important information about the Company and its financial condition that is not included in this Proxy Statement.

16

OTHER MATTERS

The Board of Directors knows of no matters that are expected to be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. Should any other matter properly come before the Annual Meeting, however, it is the intention of the persons named in the form of proxy accompanying this Proxy Statement to vote all shares represented by proxies in accordance with their judgment on such matters.

By Order of the Board of Directors
/s/ Neil H. Koenig
Neil H. Koenig
Secretary

Dated: May 9, 2008

17

APPENDIX A

ORTHOMETRIX, INC.

106 Corporate Park Drive
Suite 102
White Plains, NY 10604

AUDIT COMMITTEE CHARTER

This Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of Orthometrix, Inc. (the Company). The Audit Committee of the Board (the Committee) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

Role and Independence: Organization

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least two directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member’s individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of NASDAQ. The Committee shall maintain free and open communication with the independent auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company’s accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO and the lead independent audit partner.

The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors and management.

Responsibilities

Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below.

The Committee shall be responsible for:

•	Recommending to the Board the independent auditors to be nominated for shareholder approval to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

•	Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

•	Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors’ independence.

•	Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K.

•	Issuing annually a report to be included in the Company’s proxy statement as required by the rules of the Securities and Exchange Commission.

•	Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

•	Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company’s Quarterly Report on Form 10-Q (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

•	Discussing with management and the independent auditors the quality and adequacy of and compliance with the Company’s internal controls.

•	Discussing with management and/or the Company’s general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company’s financial statements, and any material reports or inquiries from regulatory or governmental agencies.

The Committee’s job is one of oversight. Management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company’s accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee’s oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

APPENDIX B

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-KSB

Annual Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

For the fiscal year ended December 31, 2007

Commission file No. 0-26206

ORTHOMETRIX, INC.
(Exact name of small business issuer as specified in its charter)

Delaware	06-1387931
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
106 Corporate Park Drive, Suite 102, White Plains, NY	10604
(Address of principal executive office)	(Zip Code)

(914) 694-2285
Registrant’s telephone number, including area code

Securities registered pursuant to Section 12(b) of the Act:
None

Securities registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.0005 per share

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes       No

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-B is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-KSB or any amendment to this Form 10-KSB

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes       No

Registrant’s revenues for its most recent year were $2,409,589.

The aggregate market value of the registrant’s Common Stock, par value $0.0005 per share, held by non-affiliates of the registrant as of March 5, 2008 was $626,874 based on the price of the last reported sale on the OTC Pink Sheets.

As of March 5, 2008 there were 45,908,618 shares of the registrant’s Common Stock, par value $0.0005 per share, outstanding.

Documents Incorporated By Reference

None

Transitional Small Business Disclosure Format (Check one): Yes       No

INTRODUCTION

The statements included in this Report regarding future financial performance and results and other statements that are not historical facts constitute forward-looking statements. The words ‘‘believes,’’ ‘‘intends,’’ ‘‘expects,’’ ‘‘anticipates,’’ ‘‘projects,’’ ‘‘estimates,’’ ‘‘predicts,’’ and similar expressions are also intended to identify forward-looking statements. These forward-looking statements are based on current expectations and are subject to risks and uncertainties. In connection with the ‘‘safe harbor’’ provisions of the Private Securities Litigation Reform Act of 1995, Orthometrix, Inc., (‘‘Orthometrix’’ or the ‘‘Company’’ or ‘‘OMRX’’), cautions the reader that actual results or events could differ materially from those set forth or implied by such forward-looking statements and related assumptions due to certain important factors, including, without limitation, the following: (i) the effect of product diversification efforts on future financial results; (ii) the availability of new products and product enhancements that can be marketed by the Company; (iii) the importance to the Company’s sales growth and that regulatory approval of products be granted, particularly in the United States; (iv) the acceptance and adoption by primary care providers of new products and the Company’s ability to expand sales of its products to these physicians; (v) adverse affect resulting from changes in the reimbursement policies of governmental programs (e.g., Medicare and Medicaid) and private third party payors, including private insurance plans and managed care plans; (vi) the high level of competition in the rehabilitation and physical therapy markets; (vii) the high level of competition in the pain management market; (viii) changes in technology; (ix) the Company’s ability to continue to maintain and expand acceptable relationships with third party dealers and distributors; (x) the Company’s ability to provide attractive financing options to its customers and to provide customers with fast and efficient service for the Company’s products; (xi) changes that may result from health care reform in the United States may adversely affect the Company; (xii) the Company’s cash flow and the results of its ongoing financing efforts; (xiii) the effect of regulation by the United States Food and Drug Administration (‘‘FDA’’) and other government agencies; (xiv) the Company’s ability to secure FDA approval to market its products; (xv) the effect of the Company’s accounting policies; (xvi) the outcome of potential litigation; and (xvii) other risks described elsewhere in this Report and in other documents filed by the Company with the Securities and Exchange Commission. The Company is also subject to general business risks, including adverse state, federal or foreign legislation and regulation, adverse publicity or news coverage, changes in general economic factors and the Company’s ability to retain and attract key employees. Any forward-looking statements included in this Report are made as of the date hereof, based on information available to the Company as of the date hereof, and, subject to applicable law, the Company assumes no obligation to update any forward-looking statements.

PART I

ITEM 1.    BUSINESS

Orthometrix, Inc. markets, sells and services several musculoskeletal product lines used in pharmaceutical research, diagnosis and monitoring of bone and muscle disorders, sports medicine, rehabilitative medicine, physical therapy and pain management. Prior to April 11, 2002, the Company also developed, manufactured, sold and serviced a broad line of traditional bone densitometers used to assess bone mineral content and density, one of several factors used by physicians to aid in the diagnosis and monitoring of bone disorders, particularly osteoporosis. This line of products, which was the Company’s primary business, was sold on April 11, 2002 to CooperSurgical Acquisition Corp. (‘‘Cooper’’), a wholly-owned subsidiary of the Cooper Companies, Inc. (NYSE:COO) (the ‘‘Asset Sale’’). As of April 11, 2002, the Company changed its name from Norland Medical Systems, Inc. to Orthometrix, Inc. As a result of the Asset Sale, the Company’s subsidiaries became inactive and were subsequently dissolved in 2003.

During the past two years, the Company has experienced aggregate losses from operations of $3,056,246 and has incurred a total negative cash flow from operations of $1,390,003 for the same two-year period. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continued existence is dependent upon several factors, including obtaining substantial additional financing, increasing sales volume, achieving profitability on the sale of some products and developing new products. The Company is pursuing initiatives to increase liquidity, including external investments and obtaining additional lines of credit. In order to increase its cash flow, the Company is continuing its efforts to stimulate sales. The Company has also implemented high credit standards for its customers and is emphasizing the receipt of down payments from customers at the time their purchase orders are received and attempting to more closely coordinate the timing of purchases with the timing of orders of products.

The Company currently offers five product lines comprised of a total of 15 models. Its principal products are the pQCT® (or XCT™) series for research applications, the pQCT® (or XCT™) series for clinical applications, the Leonardo™, the VibraFlex® series and the Orbasone™. During 2007 and 2006, respectively, 58.2% and 61.8% of total sales were derived from nine customers. These customers are primarily universities and hospitals. The Company markets, sells and services its products primarily in the United States and Canada.

The Company markets, sells and services its products and devices through two divisions – the Healthcare Division and the Sports & Fitness Division:

•	The Healthcare Division markets, sells and services:

1.	pQCT® (peripheral Quantitative Computed Tomography) bone and muscle measurement systems for use in musculoskeletal research applications, including for bone disorders and human performance (also called the XCT™ research product line);

2.	pQCT® bone and muscle measurement systems for use in musculoskeletal clinical applications, including for bone disorders and human performance (also called the XCT™ clinical product line);

3.	the pDEXA® SABRE system, a DXA-based (Dual Energy X-Ray Absoptiometry) system used to measure bone mass and determine body composition of small laboratory animals; during 2007, this line of products has been discontinued for sale;

4.	patented exercise systems used in physical therapy, sports medicine and rehabilitative medicine – the VibraFlex® 550 and the Mini VibraFlex® (three years ago, the Company started selling in the physical therapy, sports medicine and rehabilitative markets the Galileo™ 2000 model that the Company imported from Germany while it was redesigning a United States-made version, which the Company named VibraFlex® Rx; the Company began marketing the VibraFlex® Rx in the second quarter of 2005 in such markets; by the end of 2006, the entire production of VibraFlex® Rx models had been sold and the Company introduced the VibraFlex® 550, now imported from Germany);

5.	the Leonardo™, a human performance measurement device used to quantify the progress made by individuals using the Company’s VibraFlex® exercise systems; and

6.	the Orbasone™ Extracorporal Shock Wave Therapy pain management system (‘‘Orbasone™ ESWT’’), used to treat chronic plantar fasciitis (foot pain), was added to the Company’s product line following the successful completion of pre-market approval of the system by the FDA in the third quarter of 2005 (in the first quarter of 2005, the Company received approval from Health Canada to market and sell the Orbasone™ in Canada to treat chronic plantar fasciitis). The Company also established Orbasone Mobile, LLC (‘‘Orbasone Mobile’’), a regional mobile service to help promote its Orbasone™ ESWT system by bringing ESWT treatment to the doctor’s office for a fee.

•	The Sports & Fitness Division markets, sells and services the following patented exercise systems:

1.	the Mini VibraFlex®;

2.	the Mini VibraFlex® Plus;

3.	the VibraFlex® 550 (see above)

4.	the VibraFlex® 600 (three years ago, the Company started designing a more powerful version of the Galileo™ 2000 that we began marketing under the name VibraFlex® 500 in the fourth quarter of 2004 in the sports and fitness market. By the end of 2006, the entire production of VibraFlex® 500 models had been sold and the Company introduced the VibraFlex® 600, now imported from Germany).

The VibraFlex® products are based on the same patented technology as the Galileo™ products and offer an improved approach to muscle strength development through the short and intense stimulation of the muscles. The Sports & Fitness Division markets, sells and services these systems to fitness centers, gyms, sports clubs and associations and to the general public.

Recent Developments

On February 18, 2007, Kathy Smith, a leader in the health and fitness market, and her representatives on behalf of Kathy Smith Lifestyles (‘‘KSL’’) entered into a sales agreement with the Company. KSL agreed to promote the VibraFlex Home Edition through educational seminars, media appearances and its website, kathysmith.com, with emphasis on the female segment of the market. The agreement ends on December 31, 2007 and can be renewed for successive one year terms thereafter. Currently, this agreement is being discussed between the parties for further participation.

Markets and Products

The Company currently offers five product types comprised of a total of 15 models: 5 models of pQCT® systems for bone & muscle research application (XCT Research SA, XCT Research SA+, XCT Research M, XCT Research M+, and XCT 3000 Research); 2 models of pQCT® systems for clinical application related to bone & muscle disorders (XCT 2000L and XCT 3000); 2 models of patented powered exercise systems for rehabilitation and physical therapy (Mini VibraFlex® and VibraFlex® 550); 1 model of human performance measurement system (Leonardo™); 3 models of VibraFlex® for sports and fitness (Mini VibraFlex® Plus, Mini VibraFlex®, and VibraFlex® 600); 1 model of VibraFlex® for the home wellness/fitness market (VibraFlex® Home Edition) and 1 model of pain relief system (Orbasone™ ESWT).

The following is a description of each of the Company’s product types and primary models.

1.    The pQCT™ Systems for Bone and Muscle Research Applications

The Company believes that over the past decade, peripheral Quantitative Computed Tomography (pQCT®) has replaced Dual Energy Bone Absorptiometry (DEXA or DXA) as the technology of choice for pharmaceutical research laboratories specializing in bone disorders such as osteoporosis. Unlike DXA, pQCT® allows true volumetric measurement of both bones and muscles. The Company believes that it allows not only faster assessment of new therapeutic agents but it also has a stronger impact on the entire musculoskeletal system.

The Company directly markets, sells and services in the US and Canada the following pQCT® systems for in vivo and in vitro research:

XCT Research SA/SA+ (bone/muscle measurement for small laboratory animals such as rats);
XCT Research M/M+ (bone/muscle measurement for transgenic mice);
XCT 3000 Research − (bone/muscle measurement for large laboratory animals such as primates).

Stratec Medizintechnik GmbH (‘‘Stratec’’), a worldwide leader in pQCT® technology, manufactures these systems in Germany and markets them in the rest of the world (other than the United States and Canada where the Company directly markets, sells and services its products). North America accounts for about 80% of the worldwide research market.

2.    The pQCT® Systems for Clinical Application Related to Bone and Muscle Disorders

The clinical market is usually lagging several years behind the research market. Therefore, DXA still is the ‘‘gold standard’’ in the diagnostic and monitoring of bone disorders, in spite of its shortcomings.

However, the two-dimensional nature of DXA technology makes it of little value in situations when parameters such as bone thickness or bone cross section area need to be measured (orthopedics) or when long bones continue to grow (pediatrics).

The Company directly markets, sells and services in the US and Canada the following pQCT® systems for clinical assessment and monitoring of bone density and architecture:

XCT2000L (bone and muscle measurement at the forearm, foot and tibia);
XCT 3000 (bone and muscle measurement at the tibia and femur).

All systems are principally marketed to the pediatrics and orthopedics specialties. Stratec, a worldwide leader in pQCT® technology, manufactures these systems in Germany and markets them in the rest of the world (other than the United States and Canada where the Company directly markets, sells and services its products).

Sales, rental, and service of all pQCT® systems for in vivo and in vitro research, clinical assessment and monitoring of bone density and architecture represented approximately 61.0% of the Company systems sales from operations during fiscal year 2007.

3.    Patients with Incontinence that Benefit from Exercise

One target for the Galileo™/VibraFlex® product line is the large incontinence market. It is well recognized that exercise of the perineal muscles can improve their strength and reduce incontinence. The VibraFlex® 550 is a patented powered exercise system that allows patients with incontinence to stimulate such muscles at a rapid (25/30 Hz) rate, providing them with the exercise that can reduce incontinence. The VibraFlex® 550 replaced the VibraFlex® Rx for this application in the fourth quarter of 2006. The VibraFlex® 550 is manufactured in Germany by Novotec Medical GmbH (‘‘Novotec’’).

4.    Patients with Diabetes that Benefit from Exercise

It is well known that individuals with diabetes benefit from exercise. In particular, exercise can improve blood circulation in the legs of diabetics. Unfortunately, diabetics usually are not capable of long exercise sessions, and their exercise efforts must be predictable so that proper insulin levels can be maintained. The VibraFlex® 550 rapid (25/30 Hz) stimulation rate, which does not tax the cardiopulmonary system, is well suited to the needs of these individuals. The VibraFlex® 550 allows people with diabetes to enjoy the benefits of exercise. The VibraFlex® 550 replaced the VibraFlex® Rx for this application in the fourth quarter of 2006. The VibraFlex® 550 is manufactured in Germany by Novotec.

5.    Rehabilitation / Physical Therapy

The patented Galileo™ powered exercise systems have already penetrated the European and Japanese rehabilitation and physical therapy market. They have been redesigned in cooperation with the Company and are marketed by the Company in the US and Canada under the name of VibraFlex® They are used to rehabilitate muscle, tendons and ligaments, and to improve muscle strength and coordination. The Company’s VibraFlex® 550 (whole body vibration) and Mini VibraFlex® (upper body vibration) exercise systems are specifically used to:

•	exercise postural muscles and joints;

•	improve muscle strength, reflexes and joint motions;

•	redevelop postural muscles, joints and reflexes after injury or disease;

•	reduce the pain and disability associated with osteoarthritis; and

•	allow patients with Parkinson’s disease to benefit from exercise that can slow the progress of the disease.

The new VibraFlex® 550 model is also equipped with a Chip Card option that allows physical therapists to program a specific program for each of their patients.

6.    The Human Performance Measurement System

The Leonardo™ measures various key parameters of human performance, such as force and power. It has been designed to help the rehabilitation specialist and the physical therapist measure the progress made by his/her patients. The Leonardo™ system is made by Novotec. Leonardo™ sales were not significant for 2007.

7.    Sports and Fitness

The VibraFlex® is a revolutionary exercise system based on the same new and patented concept as the Galileo™ systems. Many European athletes and professional teams (ski, soccer, basketball, volleyball, tennis, etc.) already use the Galileo™ as an inherent part of their training to increase muscle power. One of the first United States athletes to use the Galileo™ system was Lance Armstrong, several times winner of the Tour de France bicycle competition. The Chicago White Sox baseball team was the first United States professional team to use the Galileo™ technology and the VibraFlex® 500 has since been incorporated in their routine training and conditioning. The list of United States professional and collegiate teams using the VibraFlex® product line is growing and now includes the New York Giants, the Miami Dolphins, the Orlando Magic, the Miami Heat, the L.A. Clippers, the Boston Celtics, the Philadelphia 76’ers, the Toronto Raptors, the New England Patriots, the Phoenix Suns, the Pittsburgh Pirates, the Texas Rangers , the Phoenix Coyotes, the New Jersey Nets, Duke University, Pennsylvania University and Ohio State University.

The VibraFlex® system was designed so that the powerful Galileo™ technology would be affordable to the sports and fitness industry and to the home exercise market. In the fourth quarter of 2006, the VibraFlex® 550 replaced the VibraFlex® Rx for the spa/fitness applications and the VibraFlex® 600 replaced the VibraFlex® 500 for the sports application. The new VibraFlex® 550 and VibraFlex® 600 models are also equipped with a Chip Card option that allows spa/fitness clubs to sell usage and personal/team trainers to program their training protocols.

In the fourth quarter of 2006, the Company introduced the VibraFlex® Home Edition in order to make its powerful vibration technology accessible to the public.

The VibraFlex® 600, the VibraFlex®550, the VibraFlex® Home Edition, the Mini VibraFlex® and the Mini VibraFlex® Plus models are manufactured for the Company by Novotec.

8.    Pain Management

In the United States, the Company only received approval from the FDA to market the Orbasone™ for the treatment of chronic plantar fasciitis (foot pain). ESWT has typically been used to treat minor pain in soft tissues, such as the feet, ankles, elbows, shoulders and knees. The Orbasone™ ESWT is designed to deliver energy waves to patients in treatment sessions of less than 30 minutes under the supervision and care of a physician such as an orthopedic surgeon or podiatrist.

Despite the release in January 2006 of a new Category III Current Procedural Terminology (CPT) Code extending the reimbursement of ESWT procedures to Medicare, United Healthcare, a leading private insurance carrier decided to discontinue reimbursing for ESWT procedures, thereby putting on hold the development of this industry. As a result, sales of Orbasone units were insignificant in 2007 and 2006.

9.    Products and Applications under Development

•	Orbasone™ ESWT diversification: the Company is investigating additional applications of its Orbasone™ ESWT system beyond the treatment of soft tissue pain. Preliminary studies have shown that ESWT may be used in areas of skin regeneration (healing wounds) due to its potential ability to improve skin regeneration following severe burns, accelerate healing of chronic skin lesions and enhance skin flap survival in connection with grafts. ESWT enhances tissue vascularisation and neoangiogenesis. There have already been some very promising studies conducted on animals, but limited clinical data have been available on humans. The skin regeneration market is large and the Company intends to position the Orbasone™ in that market.

Sales, Marketing and Customer Service

The Company currently employs one Marketing Manager, one Regional Sales Manager for Pain Management, one Sales Manager for Rehabilitation/Physical Therapy, one full time Sales Consultant for Sports/Fitness, one part-time pQCT® Sales Applications Consultant, one Sales Administration Manager and one Service Engineer.

The Company sells pQCT® Research systems and pQCT Clinical systems directly to its customers, whether they are research or clinical institutions. For Galileo™, VibraFlex® and Leonardo™ sales, the Company typically uses an exclusive independent sales representative to cover one or more states. The Company also sells directly to its customers in those markets where the Company does not have third party sales representatives. The Company’s sales staff is responsible for the support and supervision of independent sales representatives within their geographic region. Support includes participation in trade shows, symposiums, customer visits, product demonstrations, ongoing distribution of literature and publications, sales training and presentations of financing programs. The Company is in the process of expanding its network of independent sales representatives to make use of the country’s large market of rehabilitation centers, physical therapists and fitness facilities. The Company has also started an effort to contract with specialty catalogs and third party websites to promote its new VibraFlex® Home Edition to the public.

The Company markets the Orbasone™ ESWT directly to podiatrists, orthopedic surgeons and mobile services providing ESWT services to such podiatrists and orthopedic surgeons. In the third quarter of 2006, the Company set up Orbasone Mobile, LLC, a regional mobile service to help promote its Orbasone™ ESWT system by bringing ESWT treatment to the doctor’s office for a fee. Orbasone Mobile, LLC’s sales were insignificant for 2007 and 2006.

Marketing efforts are focused primarily on supporting the Sales Manager for Rehabilitation/Physical Therapy and the Sales Consultant for Sports/Fitness in their respective management of independent sales representatives, the pQCT® Sales Applications Consultant and the Marketing Manager. The Marketing Manager focuses on managing sales requests received on the Company’s websites, managing sales lead generation programs, managing product introductions and new product financing programs, designing and maintaining media support such as brochures, manuals, and trade show material, and developing and maintaining the Company Web sites.

In the United States and Canada, the Company offers one-year warranties covering parts and labor on both the hardware and software included in its systems (except for computer systems, if any, which are covered under their respective manufacturers’ warranty), as well as extended warranty contracts. Outside of the United States and Canada, the Company only offers one-year warranties on parts; the labor warranty is provided by the Company’s distributors. The Company provides warranty services to its customers in the United States and Canada. Any costs incurred by the Company in connection with a warranty of a system not manufactured by the Company are borne by such manufacturer pursuant to the applicable distribution agreement.

The Company has no obligation to provide any other services to its third party independent sales representatives or other customers. However, the Company does offer non-warranty services and a range of other product support services in cooperation with its third-party independent sales representatives. The Company also offers training at customer locations and the Company’s facilities to end-user customers, independent sales representatives and service technicians.

Manufacturing

Following the sale of its bone measurement business, the Company relied exclusively on third parties for the manufacturing of its products. Some components are produced in accordance with specifications of the specific product the Company sells and requires substantial lead times. Until production quantities increase to a level that permits the Company to realize economies of scale and dual sourcing of components, each component is generally purchased from a limited number of sources and is subject to the risk that its availability could become delayed.

Manufacturing processes for the products marketed by the Company are subject to stringent federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of certain materials and wastes. In the United States, such laws and regulations include the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, and the Resource Conservation and Recovery Act. The Company believes that it has complied in all material respects with such laws and regulations. There can be no assurance that the Company will not be required to incur significant costs in the future with respect to compliance with such laws and regulations.

Musculoskeletal Development Products

The Leonardo™, VibraFlex® 550, VibraFlex® 600, and the Mini VibraFlex® products marketed by the Company were developed and are manufactured by Novotec at its facilities located in Pforzheim, Germany. Manufacturing consists primarily of testing components, forming and painting of covers, final assembly and quality assurance testing. The Company is dependent on Novotec to manufacture the Leonardo™, VibraFlex® 550, VibraFlex® 600 and Mini VibraFlex® products that the Company and others market in amounts and at levels of quality necessary to meet demand. The Company has no ownership interest in Novotec.

The Company believes that Novotec has sufficient capacity to supply the Company’s need for VibraFlex®, Leonardo™ and Mini VibraFlex® products for at least the next 12 months.

The VibraFlex® 500, VibraFlex® RX and VibraFlex® 500S products marketed by the Company were developed by the Company and were manufactured for the Company by Kimchuk, Inc. at its facilities located in Connecticut. Manufacturing consisted primarily of testing components, forming and painting of covers, final assembly and quality assurance testing. The Company is no longer using Kimchuk to manufacture VibraFlex products.

Pain Management Systems

In 2002, the Company acquired rights to manufacture the Orbasone™ under a license from MIP and has since retained Kimchuk to manufacture the Orbasone™ in the U.S. for the U.S. and Canadian markets. The manufacturing of the Orbasone™ consists primarily of procuring and testing components, final assembly and quality assurance testing. The Company is dependent on several component manufacturers to supply sufficient components for the Orbasone™ systems, and on Kimchuk to assemble such components, in amounts and at levels of quality necessary to meet demand and be competitive. The Company has no ownership interest in MIP or Kimchuk.

Some components are produced in accordance with specifications that are specific to the Orbasone™ and require substantial lead times. Until such time as production quantities increase to a level that provides for opportunities to realize economies of scale and dual sourcing of components, each component is generally purchased from a limited number of sources and is subject to the risk that its availability could become delayed if there was a demand for the product.

Distribution Agreements

Following the sale of its bone measurement business, the Company focused exclusively on its musculoskeletal products. The following parties have provided to the Company rights to market, sell and service certain products:

Stratec

Under a Distribution Agreement, dated as of October 1, 1999, Stratec gave Bionix L.L.C., a company of which Reynald Bonmati is president, the exclusive right to distribute all Stratec products in the United States, Canada, Mexico, Central and South America and the Caribbean. The Company entered into an Assignment and Assumption Agreement, dated as of April 12, 2002, with Bionix, L.L.C. whereby Bionix assigned to the Company all of its right, title and interest in, to and under this Distribution Agreement.

Under the Distribution Agreement, Stratec grants the Company a license, with the right to sublicense, to market, sell and service the pQCT-based systems in the United States, Canada, Mexico, Central and South America and the Caribbean. Under the terms of the four-year Distribution Agreement, the Company may purchase these systems from Stratec at a fixed price to be adjusted from time to time by mutual consent. On October 1, 2007, the Distribution Agreement with Stratec was renewed for one year, and will be renewed on every October 1st for a one-year term provided that the Company or Stratec provide the other party thereto with proper and timely written notice of the election to renew the term of the Distribution Agreement.

Novotec

Under a Distribution Agreement, dated as of October 1, 1999, Novotec gave Bionix the exclusive right to distribute the Galileo™ and Leonardo™ product lines in the United States, Canada, Mexico, Central and South America and the Caribbean. The Company entered into an Assignment and Assumption Agreement, dated as of April 12, 2002, with Bionix, whereby Bionix assigned to the Company all of its right, title and interest in, to and under this Distribution Agreement.

Under the Distribution Agreement, Novotec also grants the license, including a right to sublicense, to market, sell and service the Galileo™ and Leonardo™ systems in the United States, Canada, Mexico, Central and South America and the Caribbean. Under the terms of the four-year Distribution Agreement, the Company may purchase the Galileo™ and Leonardo™ systems from Novotec at a fixed price to be adjusted from time to time by mutual consent. On October 1, 2007, the Distribution Agreement with Novotec was renewed for one year, and may be renewed by either party upon prior notice to the other on every October 1st for consecutive one-year terms provided that the Company or Novotec provide the other party thereto with proper and timely written notice of the election to renew the term of the Distribution Agreement.

Competition

Musculoskeletal Development Products

The Galileo™ and VibraFlex® products offer a novel approach to muscle strength development. The owner of Novotec has applied for patents regarding the Galileo™ products and has already received certain patents, namely in Germany and in the U.S. Despite the absence of directly similar products, there are a number of competing approaches and products that develop muscle strength. Many of the Company’s existing competitors and potential competitors have substantially greater financial, marketing and technological resources, as well as established reputations for success in developing, selling and servicing products. The Company expects existing and new competitors will continue to introduce products that are directly or indirectly competitive with the Galileo™ and VibraFlex® products. Such competitors may be more successful in marketing such products. There can be no assurance that the Company will be able to compete successfully in this market.

The Company’s primary competitors for the sale of musculoskeletal development products are marketers of exercise equipment such as OMNI Fitness and Stairmaster. These companies have products that compete directly with the products marketed by the Company in certain segments of the market. Other companies, such as Power Plate, are marketing products that compete directly with VibraFlex® products. There can be no assurance that the Company’s competitors will fail to develop and market products that make use of the Galileo™’s and VibraFlex®’s novel approach or that are lower priced or better performing as compared to the Galileo™ or VibraFlex® products.

The Company believes that the products it markets compete primarily on the basis of price/performance characteristics, perceived efficacy of results, ease, convenience and safeness of use, quality of service and price.

Pain Management Systems

The pain management systems market was highly competitive until reimbursement became disappointing. Several companies have developed devices that compete or will compete with the

Orbasone™ ESWT. The Company’s primary competitors were Donier MedTech, SanuWave, Inc., Siemens AG and Medispec Ltd., which had products that had already obtained premarket approval (in some cases, for the treatment of plantar fasciitis and in some cases, for the treatment of tennis elbow), as well as Storz Medical, MTS Medical Technologies & Services GmbH, EMS Dolorclast. However, the Company believes that, except for the two latter competitors, most other companies have abandoned the market following the decrease in reimbursement rates. Subject to improvement is reimbursement rates the Company intends to seek PMA approval for additional applications of the Orbasone™ ESWT, such as for the treatment of golf shoulder, tennis elbow and knee pain, when and if it has the financial capability. The Company competes on the basis of size (compactness), performance, price and availability as the Orbasone™ ESWT is the only product of its category that is manufactured in the United States.

Third Party Reimbursement

Pain Management Systems

Pain management is reimbursed only under limited circumstances. Although a Current Procedural Terminology (CPT®) code for the Orbasone™ covering chronic plantar fasciitis was published in October 2005 and made effective as of January 1, 2006, there can be no assurance that CMS or other third party payers will reimburse or continue to reimburse patients for pain management systems and pain treatment sessions involving the Orbasone™ system or that the reimbursement levels will be sufficient to make the purchase of the Orbasone™ attractive to health care providers. Presently reimbursements have been disappointing.

Musculoskeletal Development Products

As with general exercise equipment which requires no professional supervision, the Galileo™ and VibraFlex® series of musculoskeletal development products are not covered under federal or state health care insurance programs or by third party health insurance payers. However, as with other exercise equipment used during an exercise session provided by a licensed physical therapy provider, sessions using the Galileo™ and VibraFlex® series may be reimbursed under various reimbursement codes for which CMS establishes recommended reimbursement rates effective January 1 of each calendar year. On several occasions, CMS has affected increases and decreases in its recommended reimbursement rates and has made changes in the types of sessions eligible for reimbursement. There can be no assurance that CMS will not continue to make changes from time to time. The Company could be materially and adversely affected by such changes.

Government Regulation

The development, testing, manufacturing and marketing of the bone densitometry and pain management products marketed by the Company are regulated by the FDA in the United States and by various foreign regulatory agencies. The testing for, preparation of, and subsequent FDA review of required applications is expensive, lengthy and uncertain. Moreover, regulatory approval or clearance, if granted, can include significant limitations on the indicated uses for which a product may be marketed. Failure to comply with applicable regulations can result in warning letters, civil penalties, refusal to approve or clear new applications or notifications, withdrawal of existing product approvals or clearances, product seizures, injunctions, recalls, operating restrictions, and criminal prosecutions. Delays in receipt of or failure to receive clearances or approvals for new products would adversely affect the marketing of such products and the results of future operations.

Medical devices are classified as either Class I, II, or III based on the risk presented by the device. Class I devices generally do not require review and approval or clearance by the FDA prior to marketing in the U.S. Class II devices generally require premarket clearance through the Section 510(k) premarket notification process, and Class III devices generally require premarket approval through the lengthier premarket approval application (‘‘PMA’’) process. Orthometrix markets Class I, II, and III devices. Section 510(k) submissions may be filed only for those devices that are ‘‘substantially equivalent’’ to a legally marketed Class I or Class II device or to a Class III device for which the FDA has not called for

PMAs. A Section 510(k) submission generally requires less data than a PMA. The FDA must determine whether or not to clear a Section 510(k) submission within 90 days of its receipt. The FDA may extend this time period, however, if additional data or information is needed to demonstrate substantial equivalence. If a device is not ‘‘substantially equivalent’’ to a legally marketed Class I or Class II device or to a Class III device for which the FDA has not previously called for PMAs, a PMA is required. The premarket approval procedure involves a more complex and lengthy testing and FDA review process than the Section 510(k) premarket notification process. There can be no assurances that clearances or approvals will be obtained on a timely basis, if at all. Modifications or enhancements to products that are either cleared through the Section 510(k) process or approved through the PMA process that could affect a major change in the intended use, or affect the safety or effectiveness, of the device may require further FDA review and clearance or approval through new Section 510(k) or PMA submissions.

The Company has received Section 510(k) clearance for all its bone densitometers marketed in the U.S. for use in humans. The pain management devices (Orbasone™) marketed by the Company in the U.S. were classified by the FDA in August 1998 as Class I devices exempt from Section 510(k) premarket notification requirements. On June 21, 2000, the FDA informed MIP that it erred in its classification of the Orbasone™ and the Company suspended marketing of the Orbasone™. The FDA determined that the Orbasone™ is a Class III device requiring premarket approval. Following such determination MIP granted the Company the exclusive and perpetual authority, right and license in North America to seek PMA for the Orbasone™, and to manufacture, market, sell and service the Orbasone™. The Company has received PMA approval for the Orbasone™. The Galileo™ and VibraFlex® musculoskeletal development products are not medical devices subject to FDA regulation but are consumer products subject to regulation under the Consumer Product Safety Act. However, the Company requested and received on July 25, 2002 a written opinion from the FDA regarding the classification of the Galileo™ for uses in connection with certain medical conditions as a Class I device exempt from Section 510(k) premarket notification requirements.

The FDA continues to regulate medical device products even after they have received initial approval or clearance. Manufacturers of medical devices for marketing in the United States are required to adhere to applicable FDA regulations, which include testing, control and documentation requirements. In addition, all establishments, whether foreign or domestic, manufacturing medical devices for sale in the United States are subject to periodic inspections by or under authority of the FDA to determine whether the manufacturing establishment is operating in compliance with QSR requirements. Manufacturers must continue to expend time, money and effort to ensure compliance with QSR requirements. The FDA also requires that medical device manufacturers undertake post-market reporting for serious injuries, deaths, or malfunctions associated with their products. If safety or efficacy problems occur after the product reaches the market, the FDA may take steps to prevent or limit further marketing of the product. Additionally, the FDA actively enforces regulations concerning marketing of devices for indications or uses that have not been cleared or approved by the FDA.

The Company’s promotional materials must be consistent with its current market clearances and approvals and in compliance with other applicable regulations. The determination of whether the Company is making unapproved, ‘‘off-label,’’ or new claims or false, misleading, or unsubstantiated claims can be subjective and the FDA may disagree with the Company’s determination. If the FDA determines that the Company’s promotional materials constitute promotion of an unapproved use or makes false or misleading claims, or claims unsupported by adequate scientific data, the agency could subject the Company to serious enforcement sanctions and/or limit the promotional claims that the Company can make for its devices.

Manufacturing processes for the products marketed by the Company are also subject to stringent federal, state and local laws and regulations governing the use, generation, manufacture, storage, handling and disposal of certain materials and wastes. In the United States, such laws and regulations include the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, and the Resource Conservation and Recovery Act. Suppliers of components of, and products used to manufacture, the Company’s products must also comply with FDA and other foreign regulatory requirements, which often require significant time, money and record-keeping and quality assurance efforts and subject the Company and its suppliers to potential inspections and stoppages. The Company’s suppliers may not satisfy these requirements.

All entities, whether foreign or domestic, manufacturing medical devices for sale in the United States are subject to periodic inspections by or under authority of the FDA to determine whether the manufacturing establishment is operating in compliance with QSR requirements. Manufacturers must continue to expend time, money and effort to ensure compliance with QSR requirements. The FDA also requires that medical device manufacturers undertake post-market reporting for serious injuries, deaths, or malfunctions associated with their products. If safety or efficacy problems occur after the product reaches the market, the FDA may take steps to prevent or limit further marketing of the product. Additionally, the FDA actively enforces regulations concerning marketing of devices for indications or uses that have not been cleared or approved by the FDA.

The Company’s products also are subject to regulatory requirements for electronic products under the Radiation Control for Health and Safety Act of 1968. The FDA requires that manufacturers of diagnostic x-ray systems comply with certain performance standards, and record keeping, reporting, and labeling requirements.

The Company may export a medical device not approved in the United States to any country without obtaining FDA approval, provided that the device (i) complies with the laws of that country and (ii) has valid marketing authorization or the equivalent from the appropriate authority in a ‘‘listed country.’’ The listed countries are Australia, Canada, Israel, Japan, New Zealand, Switzerland, South Africa and countries in the European Union and the European Economic Area. Export of unapproved devices that would be subject to PMA requirements if marketed in the United States and that do not have marketing authorization in a listed country generally continue to require prior FDA export approval.

Proprietary Rights

The Company believes that its sales are dependent in part on certain proprietary features of the products it manufactures and/or markets. The Company relies primarily on know-how, trade secrets and trademarks to protect those intellectual property rights. Other than the application by the licensor of the Galileo™ products, it has not sought patent protection for such products. The VibraFlex® product is a registered trademark held by the Company. There can be no assurance that these measures will be adequate to protect the rights of the Company. To the extent that intellectual property rights are not adequately protected, the Company may be vulnerable to competitors who attempt to copy the Company’s products or gain access to the trade secrets and know-how related to such products. Further, there can be no assurance that the Company’s competitors will not independently develop substantially equivalent or superior technology. The Company is not the subject of any litigation regarding proprietary rights, and the Company believes that the technologies used in its products were developed independently. In addition, the Company’s business depends on proprietary information regarding customers and marketing, and there can be no assurance that the Company will be able to protect such information.

Backlog

Backlog consists of signed purchase orders received by the Company from its customers. As of December 31, 2007, the Company had no backlog of orders. The Company’s ability to ship products depends on manufacturers whose products are distributed by the Company. Purchase orders are generally cancelable. The Company believes that its backlog as of any date is not a meaningful indicator of future operations or net revenues for any future period.

Product Liability Insurance

The Company’s business involves the inherent risk of product liability claims. If such claims arise in the future they could have a material adverse impact on the Company. The Company maintains product liability insurance on a ‘‘claims made’’ basis with respect to its products in the aggregate amount of $1 million, subject to certain deductibles and exclusions. The Company’s agreements with the manufacturers of other products distributed by the Company require that such manufacturers maintain product liability insurance that covers the Company as an additional named insured. There is no assurance that existing coverage will be sufficient to protect the Company from risks to which it may be subject, including product liability claims, or that product liability insurance will be available to the Company at a reasonable cost, if at all, in the future or that insurance maintained by the other manufacturers will cover the Company.

Employees

At December 31, 2007, the Company had 7 employees and 3 consultants, of whom 3 were engaged in direct sales and marketing activities. The remaining employees and consultants are in finance, administration, product development and customer service. No employees of the Company are covered by any collective bargaining agreements, and management considers its employee relations generally to be good.

ITEM 2.    PROPERTIES

The Company leases its principal executive offices, which are located at 106 Corporate Park Drive, Suite 102, White Plains, New York 10604. Effective August 1, 2003, the Company amended its lease for office space expiring on July 31, 2008. Minimum future rental commitments with regard to the original and amended lease are payable as follows:

2008	$18,424

ITEM 3.    LEGAL PROCEEDINGS

In the normal course of business, the Company is named as defendant in lawsuits in which claims are asserted against the Company. In the opinion of management, the liabilities if any, which may ultimately result from such lawsuits, are not expected to have a material adverse effect on the financial position, results of operations or cash flows of the Company. No claims are currently outstanding.

ITEM 4.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted to a vote to the Company’s security holders during the fourth quarter of the fiscal year ended December 31, 2007.

PART II

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Beginning April 1, 2007 the Company’s Common Stock is traded on the Over-The-Counter Pink Sheets under the symbol ‘‘OMRX.PK’’. Prior to September 23, 1998, the Company’s Common Stock was traded on the NASDAQ National Market. The following table sets forth, for the periods indicated, the high and low sales prices per share of Common Stock, as reported by the Over-The-Counter Pink Sheets for the respective periods. The following prices reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

PERIOD FROM JANUARY 1, 2006 THROUGH DECEMBER 31, 2006:

	High	Low
First Quarter	$0.28	$0.11
Second Quarter	0.27	0.13
Third Quarter	0.30	0.10
Fourth Quarter	0.25	0.07

PERIOD FROM JANUARY 1, 2007 THROUGH DECEMBER 31, 2007:

	High	Low
First Quarter	$0.08	$0.06
Second Quarter	0.04	0.02
Third Quarter	0.06	0.02
Fourth Quarter	0.06	0.02

As of March 5, 2008, the sales price per share of Common Stock, as reported by the Over-The-Counter Pink Sheets, was $0.04.

As of March 5, 2008, there were approximately 93 outstanding stockholders of record of the Company’s Common Stock. This number excludes persons whose shares were held of record by a bank, broker or clearing agency.

The Company has not paid any cash dividends on its shares of Common Stock and does not expect to pay any cash dividends in the foreseeable future.

ITEM 6.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of the financial condition and results of operations of the Company should be read in conjunction with the Financial Statements and the related Notes thereto included in Item 7 of this Report. The following discussion contains forward-looking statements which involve risks and uncertainties, some of which are described in the Introduction to this Report. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those discussed in the Introduction.

Critical Accounting Policies And Estimates

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States. These accounting principles require management to make certain estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements as well as the reported amount of revenues and expenses during the periods presented. Estimates are used when accounting for the allowance for uncollectible receivables, potentially excess and obsolete inventory, depreciation and amortization, warranty reserves, income tax valuation allowances and contingencies, among others. Actual results could differ significantly from those estimates. The Company believes that the estimates, judgments and assumptions upon which the Company rely are reasonable based upon information available at the time they are made.

The Company believes the following accounting policies involve additional management judgment due to the sensitivity of the methods, assumptions and estimates necessary in determining the related asset and liability amounts. The Company sells its products directly to customers and through third-party dealers and distributors. Revenue is recognized at the time products are shipped and title passes to the customer. The Company estimates and records provisions for product installation and user training in the period that the sale is recorded.

In the United States and Canada, the Company offers one-year warranties on both the hardware and software included in its systems (except for computer systems, if any, which are covered under their respective manufacturers’ warranty), as well as extended warranty contracts. Outside of the United States and Canada, the Company only offers one-year warranties on parts; the labor warranty is provided by the Company’s distributors. The Company also offers six-month warranties on replacement parts worldwide. The Company provides warranty services to its customers in the United States and Canada. Any costs incurred by the Company in connection with a warranty of a system are borne by the manufacturer pursuant to the applicable distribution agreement. Therefore, no warranty reserve is required by products sold by the Company.

The Company has no obligations to provide any other services to any of its third party dealers or distributors or their customers.

The Company provides estimated inventory allowances for slow-moving and obsolete inventory based on current assessments about future demands, market conditions and related management initiatives. If market conditions are less favorable than those projected by management, additional inventory allowances may be required.

The Company provides allowances for uncollectible receivable amounts based on current assessment of collectibility. If collectibility is less favorable than those projected by management, additional allowances for uncollectibility may be required.

The Company accounts for deferred income taxes by recognizing the tax consequences of ‘‘temporary differences’’ by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect of a change in tax rates on deferred taxes is recognized in income in the period that includes the enactment date. The Company realizes an income tax benefit from the exercise of certain stock options or the early disposition of stock acquired upon exercise of certain options. This benefit results in an increase in additional paid in capital.

Liquidity and Capital Resources

The Company has financed operations for the past four years through the sale of equity securities and the issuance of debt. For the two years ending December 31, 2007 and 2006, the Company incurred aggregate net losses of $3,056,246 and negative cash flow from operations of $1,390,003. During 2007, the Company incurred a net loss of $1,075,932 and negative cash flow from operations of $201,804. As of December 31, 2007, the Company had $27,077 in cash available for working capital purposes. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

The Company’s continued existence is dependent upon several factors including obtaining substantial additional financing, increasing sales volume, achieving profitability on the sale of some products and developing new products. In order to increase cash flow, the Company is continuing its efforts to stimulate sales. However, in order to manage credit risk, the Company has begun to implement higher credit standards for customers and to emphasize the receipt of down payments from customers at the time their purchase orders are received. The Company has also begun to request more prepayments from customers and attempt to more closely coordinate the timing of purchases with the timing of orders for products. The Company cannot predict whether or to what extent these risk management functions may slow its ability to grow revenues.

The level of the Company’s cash and cash equivalents increased to $23,066 at December 31, 2007 from $4,011 at December 31, 2006. The Company had net cash used in operating activities of $201,804 for the year ended December 31, 2007 which was more than offset by $224,483 in net cash provided by financing activities. Financing activities primarily consisted of $1,559,054 in loans from officers and directors, which were partially offset by the repayment of equipment loan payable of $26,464, repayment of borrowings of $944,054 from related parties and repayment of the line of credit of $350,000.

On February 1, 2007, the Company refinanced $1,623,000 of related party borrowings. Original notes and advances of the Company were all replaced by a new note that bears interest at 12% and matures one year from the date of issuance. Of the refinanced borrowings, $225,000 originated from 2005, $838,000 from 2006, and $560,000 from the first quarter of 2007. In addition to the refinancing, the Company borrowed $636,054 from certain officers and directors in 2007. During 2007, the Company repaid $944,054 of related party borrowings. During the year ended December 31, 2006, the Company borrowed $1,358,000 from related and unaffiliated parties, $633,000 of the borrowings were short term, interest bearing loans, of which $210,000 were repaid in 2006. The remaining $725,000 of notes were refinanced on February 1, 2007 except for $250,000 which matured during June of 2007. The $250,000 note has not been extended.

Of the total note proceeds received or refinanced during the year ended December 31, 2007, $333,689 of the remaining proceeds received or refinanced were allocated to the warrants based on the application of the Black-Scholes option pricing model, with the remaining proceeds of $1,289,311 allocated to the notes payable. The value allocated to the warrants is being amortized to interest expense over the term of the notes. At December 31, 2007, the unamortized discount on the notes payable is $29,483. During the year ended December 31, 2007, amortization of discounts of $416,284 was recorded as interest expense.

During the year ended December 31, 2007, the Company’s board of directors approved a grant of stock options to employees, directors and independent consultants to purchase an aggregate of 890,000 shares of its common stock with exercise prices equal to or greater than the market price of stock on the date of grant. The options are 10-year options (with the exception of Mr. Bonmati, a 10% shareholder, whose options expire in 5 years) and vest over 4 years. The fair value of these issuances was estimated using the application of the Black-Scholes option pricing model. During the year ended December 31, 2007, $147,687 of non-cash compensation cost was recognized. Of that amount, $116,137 of options were recorded as non-cash compensation expense and additional paid-in capital. The remaining balance of $31,550 was recorded against Mr. Bonmati’s 2006 salary accrual and additional paid-in capital. In addition, Mr. Koenig received 600,000 shares of common stock as compensation for the year ended December 31, 2007.

The Company had no backlog of orders as of December 31, 2007 and there are no material commitments for capital expenditures as of that date. The Company believes that they will need to raise substantial additional capital within the next twelve months in order to support the planned growth of the business. The Company may seek additional funding through collaborative arrangements and public or private financings. Additional funding may not be available on acceptable terms or at all. In addition, the terms of any financing may adversely affect the holdings or the rights of the Company’s stockholders. For example, if the Company raises additional funds by issuing equity securities, further dilution to existing stockholders may result. If the Company is unable to obtain funding on a timely basis, they may be required to significantly curtail one or more of the Company’s research or development programs. The Company also could be required to seek funds through arrangements with collaborators or others that may require the Company to relinquish rights to some of their technologies, product candidates or products which they would otherwise pursue on their own.

Results of Operations

The Company had a net loss of $1,075,932 ($0.02 per share based on 45,232,919 weighted average shares) for the year ended December 31, 2007 compared to a net loss of $1,980,314 ($0.04 per share based on 44,534,340 weighted average shares) for the year ended December 31, 2006.

Revenue for the year ended December 31, 2007 increased $47,162 (or 2.0%) to $2,409,589 from $2,362,427 in 2006. The increase in revenue was primarily due to an increase in XCT and VibraFlex® sales during 2007.

Cost of revenue as a percentage of revenue was 55.6% and 36.6% for the year ended December 31, 2007 and 2006, respectively, resulting in a gross profit of 44.4% for the year ended December 31, 2007 compared to 63.4% for the comparable period of 2006. The drop in gross profit percentage was due to a write down of Orbasone™ inventory of approximately $240,000 and the loss of Orbasone™ sales which had maintained a higher gross profit.

Sales and marketing expense for the year ended December 31, 2007 decreased $1,010,800 (or 55.7%) to $804,239 from $1,815,039 for the year ended December 31, 2006. The decrease is due to the Company’s decrease in sales staff.

General and administrative expense for the year ended December 31, 2007 decreased $538,788 (or 44.4%) to $675,561 from $1,214,349 for the year ended December 31, 2006. The decrease is primarily the waiving by Mr. Bonmati of his salary which was $400,000 in the prior year with also a reduction in professional fees which had been incurred in the prior year as a result of changes in the Company’s capital structure.

Research and development expense for the year ended December 31, 2007 decreased $105,372 (or 94.2%) to $6,464 from $111,836 for the year ended December 31, 2006. The decrease was primarily due to decreased expenses incurred in connection with the PMA process and not having available funds for new research.

Interest expense increased $314,360 (or 92.5%) to $654,120 for the year ended December 31, 2007 from $339,760 for the year ended December 31, 2006. Interest expense increased due to the increased number of interest bearing loans as compared to 2006 and amortization associated with warrants.

Recently Issued Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (‘‘FASB’’) issued Interpretation No. 48, ‘‘Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109.’’ This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No.109, ‘‘Accounting for Income Taxes.’’ This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. This Interpretation is effective for the Company beginning in fiscal year 2007. The Company does not expect the adoption of this pronouncement to have a significant impact on its financial statements.

In September 2006, the FASB issued SFAS No. 157 ‘‘Fair Value Measures’’ (‘‘SFAS 157’’). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, however it does not apply to SFAS 123R. This Statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not believe that SFAS 157 will have a material impact on its financial position, results of operations or cash flows.

Quantitative and Qualitative Disclosures of Market Risk

The Company does not have any financial instruments that would expose it to market risk associated with the risk of loss arising from adverse changes in market rates and prices.

All of the Company’s loans payable outstanding at December 31, 2007 have variable interest rates and therefore are subject to interest rate risk. A one percent change in the variable interest rate would result in a $20,362 change in annual interest expense.

ITEM 7.    FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Orthometrix, Inc.
White Plains, NY

We have audited the accompanying balance sheet of Orthometrix, Inc. as of December 31, 2007 and the related statements of operations, changes in stockholders’ deficit, and cash flows for each of the two years then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Orthometrix, Inc. at December 31, 2007 and the results of its operations and its cash flows for each of the two years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements for the year ended December 31, 2007 have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring operating losses and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Radin Glass & Co., LLP
Certified Public Accountants
New York, NY

February 25, 2008

ORTHOMETRIX, INC.
BALANCE SHEET
AS OF DECEMBER 31, 2007

Assets
Current assets:
Cash	$27,077
Accounts receivable – trade	144,972
Inventories	548,047
Prepaid expenses	7,792
Total current assets	727,888
Property and equipment, net	53,202
Deferred financing costs, net	1,388
Other	11,658
Total Assets	$794,136
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,351,830
Accrued expenses	167,986
Customer deposits	64,747
Loans payable – related party	115,000
Notes payable related party – net of discount	1,843,517
Unearned service revenue	68,649
Loan payable – equipment	13,971
Total current liabilities	3,625,700
Long term loan payable – equipment	14,147
Long term notes payable – related party	20,000
Stockholders’ deficit:
Common stock – par value $.0005 per share, 75,000,000 shares authorized, and 45,908,618 shares issued and outstanding	22,953
Preferred stock – par value $.0005 per share, 1,000,000 shares authorized	—
Additional paid-in capital	44,029,964
Accumulated deficit	(46,918,628)
Total stockholders’ deficit	(2,865,711)
Total Liabilities and Stockholders’ Deficit	$794,136

See notes to the financial statements.

ORTHOMETRIX, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Revenue	$2,409,589	$2,362,427
Cost of revenue	1,339,363	864,196
Gross profit	1,070,226	1,498,231
Sales and marketing expense	804,239	1,815,039
General and administrative expense	675,561	1,214,349
Research and development expense	6,464	111,836
Operating loss	(416,038)	(1,642,993)
Interest expense	(654,120)	(339,760)
Interest income	459	2,208
Other (expense) income	(6,233)	231
Net loss	$(1,075,932)	$(1,980,314)
Basic and diluted weighted average shares	45,232,919	44,534,340
Basic and diluted loss per share	$(0.02)	$(0.04)

See notes to the financial statements.

ORTHOMETRIX, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	Shares	Total	Common Stock	Additional Paid-In Capital	Accumulated Deficit
Balance as of December 31, 2005	44,207,368	$(798,795)	$22,103	$43,041,484	$(43,862,382)
Warrants issued to non-employees in connection with notes payable	—	290,270	—	290,270	—
Stock options and warrants issued as compensation	—	111,652	—	111,652	—
Stock options exercised	236,250	23,432	117	23,315	—
Stock purchased	125,000	25,000	63	24,938	—
Stock issued as compensation	610,000	43,000	305	42,695	—
Net Loss	—	(1,980,314)	—	—	(1,980,314)
Balance as of December 31, 2006	45,178,618	(2,285,755)	22,588	43,534,353	(45,842,696)
Warrants issued to non-employees in connection with notes payable	—	333,689	—	333,689	—
Stock options and warrants issued as compensation	—	147,687	—	147,687	—
Stock options exercised	45,000	900	22	878	—
Stock issued as compensation	685,000	13,700	343	13,357	—
Net Loss	—	(1,075,932)	—	—	(1,075,932)
Balance as of December 31, 2007	45,908,618	$(2,865,711)	$22,953	$44,029,964	$(46,918,628)

See notes to the financial statements.

ORTHOMETRIX, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006

	2007	2006
Cash Flows From Operating Activities:
Net loss	$(1,075,932)	$(1,980,314)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock issued as compensation	13,700	43,000
Stock options and warrants issued as compensation	147,687	136,649
Loss on sale of equipment	6,723	—
Amortization expense of note payable discounts	416,284	215,122
Amortization expense of deferred financing costs	15,265	—
Depreciation expense	20,270	21,298
Changes in assets and liabilities:
Decrease (increase) in accounts receivable	94,159	(203,591)
Decrease (increase) in inventories	268,756	(554,307)
Decrease in prepaid expenses and other assets	13,730	134,609
(Decrease) increase in accounts payable	(35,494)	704,282
(Decrease) increase in accrued expenses	(122,040)	236,390
(Decrease) increase in unearned service revenue	(11,616)	42,320
Increase in customer deposits and other liabilities	48,404	16,343
Net cash used in operating activities	(200,104)	(1,188,199)
Cash Flows From Investing Activities:
Net proceeds from sale of equipment	9,500	—
Purchases of property and equipment	(9,113)	(7,646)
Cash provided by (used in) investing activities	387	(7,646)
Cash Flows From Financing Activities:
Payment of deferred financing costs	(16,653)	—
Proceeds of borrowings from related parties	1,559,054	1,358,000
Repayment of borrowings from related parties	(944,054)	(210,000)
Exercise of stock options	900	23,436
(Repayment) proceeds of line of credit	(350,000)	20,000
Repayment of loan payable – equipment	(26,464)	(14,441)
Net cash provided by financing activities	222,783	1,176,995
Net increase (decrease) in cash	23,066	(18,850)
Cash at beginning of year	4,011	22,861
Cash at end of year	$27,077	$4,011
Supplemental disclosure of cash flow information:
Cash paid for interest	$48,015	$79,704
Cash paid for income taxes	$1,294	$1,164
Supplemental disclosure of non-cash investing and financing activities:
Purchase of property and equipment	$—	$59,843
Less: Amount financed	—	(52,197)
	$—	$7,646

See notes to the financial statements.

ORTHOMETRIX, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006

1.	The Company and Going Concern Consideration:

Orthometrix, Inc. (‘‘OMRX’’ or the ‘‘Company’’) markets, sells, and services several musculoskeletal product lines used in pharmaceutical research, diagnostic and monitoring of bone and muscle disorders, sports medicine, rehabilitative medicine, physical therapy and pain management. Prior to April 11, 2002 the Company also developed, manufactured, sold and serviced a wide range of traditional bone densitometers used to assess bone mineral content and density, one of several factors used by physicians to aid in the diagnosis and monitoring of bone disorders, particularly osteoporosis.

During the past two years, the Company has experienced aggregate net losses of $3,056,246 and has incurred a total negative cash flow from operations of $1,390,003 for the same two-year period. These matters raise substantial doubt about the Company’s ability to continue as a going concern. The Company’s continued existence is dependent upon several factors, including obtaining substantial additional financing, increasing sales volume, achieving profitability on the sale of some products and developing new products. The Company is pursuing initiatives to increase liquidity, including external investments and obtaining additional lines of credit. In order to increase its cash flow, the Company is continuing its efforts to stimulate sales. The Company has also implemented high credit standards for its customers and is emphasizing the receipt of down payments from customers at the time their purchase orders are received and attempting to more closely coordinate the timing of purchases with the timing of orders of products.

2.	Summary of Significant Accounting Policies:

Basis of Presentation

The accompanying financial statements and related footnotes are presented in accordance with accounting principles generally accepted in the United States of America.

Revenue and Cost Recognition

The Company primarily sells its products directly to customers and through third party dealers and distributors. Product revenue is recognized at the time products are shipped and title passes to the customer. The Company estimates and records provisions for product installation and user training in the period that the sale is recorded. Service revenue is recognized over the period it is earned.

In the United States and Canada, the Company offers one-year warranties on both the hardware and software included in its systems (except for computer systems, if any, which are covered under their respective manufacturers’ warranty), as well as extended warranty contracts. Outside of the United States and Canada, the Company only offers one-year warranties on parts; the labor warranty is provided by the Company’s distributors. The Company also offers six-month warranties on replacement parts worldwide. The Company provides warranty services to its customers in the United States and Canada. Any costs incurred by the Company in connection with a warranty of a system are borne by the manufacturer pursuant to the applicable distribution agreement. Therefore, no warranty reserve is required by products sold by the Company.

The Company has no obligations to provide any other services to any of its third party dealers or distributors or their customers.

Stock-based Compensation

Stock-based compensation related to employees, directors, and consultants is accounted for at the estimated fair value of the stock-based compensation at the time of issuance.

Receivables

The Company records trade accounts receivable at net realized value. This value includes an allowance for estimated uncollectible accounts, if necessary, to reflect any loss anticipated on the

ORTHOMETRIX, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006

2.	Summary of Significant Accounting Policies: (Continued)

trade accounts receivable balance. At December 31, 2007, the Company has determined that an allowance for estimated uncollectible accounts is not necessary.

Inventories

Inventories are stated at the lower of cost or market; cost is determined principally by the first-in, first-out method.

Property and Equipment

Furniture and fixtures are recorded at cost and are depreciated using the straight-line method over three to seven years.

The Company’s demonstration systems used for marketing and customer service purposes are carried at the lower of cost or net realizable value until the time of sale. From time to time, the Company may judge it desirable for marketing purposes to provide a device to an appropriate entity. In such cases, the Company will carry the device at cost less amortization, with amortization calculated on a straight-line basis over thirty-six months or expense the device if appropriate.

Long-lived Assets

Management evaluates on an ongoing basis whether events or changes in circumstances exist that would indicate that the carrying value of the Company’s long-lived assets may not be recoverable. Should there be an indication of impairment in the value of its long-lived assets, management would estimate the future cash flows expected to result from the use of the assets and their eventual disposition and recognize a specific provision against such assets if the aggregate nominal estimated future undiscounted cash flows are less than the carrying value of the assets. In considering whether events or changes in circumstances exist, management assesses several factors, including a significant change in the extent or manner in which the assets are used, a significant adverse change in legal factors or in the business climate that could affect the value of the assets, an adverse action or assessment of a regulator, and a current period operating or cash flow loss combined with a history of operating or cash flow losses or a projection or forecast that demonstrates continuing losses associated with such assets.

Income Taxes

The Company accounts for deferred income taxes by recognizing the tax consequences of ‘‘temporary differences’’ by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The effect of a change in tax rates on deferred taxes is recognized in income in the period that includes the enactment date. The Company realizes an income tax benefit from the exercise of certain stock options or the early disposition of stock acquired upon exercise of certain options. This benefit results in an increase in additional paid in capital.

Fair Value of Financial Instruments

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. Because no market exists for a significant portion of the Company’s financial instruments, fair values are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision.

Management of the Company estimates that all financial instruments of OMRX, due to their short-term nature, have a fair value equal to their carrying value.

ORTHOMETRIX, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006

2.	Summary of Significant Accounting Policies: (Continued)

Advertising

The Company expenses the cost of advertising as incurred. Advertising expenses of approximately $10,717 and $19,238 were incurred for the years 2007 and 2006, respectively, and are included in sales and marketing expense.

Research and Development

Research and development costs are charged to operations as incurred.

Loss per Share

Basic per share amounts are computed using the weighted average number of common shares outstanding. Diluted per share amounts are computed using the weighted average number of common shares outstanding, after giving effect to dilutive options, using the treasury stock method.

Options to purchase 4,956,250 and 4,236,250 shares of common stock were outstanding at December 31, 2007 and 2006, respectively, but were not included in the computation of diluted loss per share because their effect was anti-dilutive.

Warrants to purchase 11,777,000 and 5,560,000 shares of common stock were outstanding at December 31, 2007 and 2006, respectively, but were not included in the computation of diluted loss per share because their effect was anti-dilutive.

Concentration of Credit Risk

During 2007 and 2006, respectively, 58.2% and 61.8% of total sales were derived from the Company’s nine largest customers. The Company generally sells on credit terms ranging from thirty to ninety days or against irrevocable letters of credit. Any financing of the end user is the decision of, and dependent on, the distributor in each territory. The Company sells to customers in various geographic territories worldwide.

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Estimates are used when accounting for the allowance for uncollectible receivables, potentially excess and obsolete inventory, depreciation and amortization, warranty reserves, income tax valuation allowances and contingencies, among others. Actual results could differ significantly from those estimates.

Foreign Exchange Exposure

The Company’s purchases and sales of products and services are made primarily in U.S. dollars. As a result, the Company has minimal exposure to foreign exchange risk in the short-term. However, a portion of the Company’s products are supplied by Stratec and Novotec and sold along with the Company’s products into foreign markets. Any significant and lasting change in the exchange rates between the U.S. dollar and the currencies of those countries could have a material effect on both the costs and sales of those products and services.

Segment Reporting

The Company operates one reportable segment and evaluates performance based on operations before interest and non-operating items.

ORTHOMETRIX, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006

2.	Summary of Significant Accounting Policies: (Continued)

Recently Issued Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board (‘‘FASB’’) issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109.’’ This interpretation clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No.109, ‘‘Accounting for Income Taxes.’’ This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. It also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. This Interpretation was effective for the Company beginning in fiscal year 2007. The adoption of this pronouncement did not have a material impact on the financial statements.

In September 2006, the FASB issued SFAS No. 157 ‘‘Fair Value Measurements’’ (‘‘SFAS 157’’). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This Statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The FASB has deferred the implementation of the provisions of SFAS 157 relating to certain nonfinancial assets and liabilities until January 1, 2009. This standard is not expected to materially affect how the Company determines fair value, but may result in certain additional disclosures.

3.	Distribution Agreements:

Stratec

Stratec Medizintechnik GmbH manufactures pQCT-based systems for the Company. Under a Distribution Agreement, dated as of October 1, 1999, Stratec Medizintechnik GmbH gave Bionix L.L.C., a company of which Reynald Bonmati, Chief Executive Officer of the Company, is president, the exclusive right to distribute all Stratec products in the United States, Canada, Mexico, Central and South America and the Caribbean. The Company entered into an Assignment and Assumption Agreement, dated as of April 12, 2002, with Bionix, L.L.C. whereby Bionix assigned to the Company all of its right, title and interest in, to and under this Distribution Agreement.

Under the Distribution Agreement, Stratec grants the Company a license, with the right to sublicense, to market, sell and service the pQCT-based systems in the United States, Canada, Mexico, Central and South America and the Caribbean. Under the terms of the four-year Distribution Agreement, the Company may purchase these systems from Stratec at a fixed price to be adjusted from time to time by mutual consent. On October 1, 2007, the Distribution Agreement with Stratec was renewed for one year, and will be renewed on every October 1st for a one-year term provided that the Company or Stratec provide the other party thereto with proper and timely written notice of the election to renew the term of the Distribution Agreement.

Novotec

Novotec Medical GmbH manufactures Galileo and Leonardo Systems for the Company. Under a Distribution Agreement, dated as of October 1, 1999, Novotec Medical GmbH gave Bionix the exclusive right to distribute the Galileo™ and Leonardo™ product lines in the United States, Canada, Mexico, Central and South America and the Caribbean. The Company entered into an Assignment and Assumption Agreement, dated as of April 12, 2002, with Bionix, whereby Bionix assigned to the Company all of its right, title and interest in, to and under this Distribution Agreement.

Under the Distribution Agreement, Novotec also grants the license, including a right to sublicense, to market, sell and service the Galileo™ and Leonardo™ systems in the United States, Canada,

ORTHOMETRIX, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006

3.	Distribution Agreements: (Continued)

Mexico, Central and South America and the Caribbean. Under the terms of the four-year Distribution Agreement, the Company may purchase the Galileo™ and Leonardo™ systems from Novotec at a fixed price to be adjusted from time to time by mutual consent. On October 1, 2007, the Distribution Agreement with Novotec was renewed for one year, and may be renewed by either party upon prior notice to the other on every October 1st for consecutive one-year terms provided that the Company or Novotec provide the other party thereto with proper and timely written notice of the election to renew the term of the Distribution Agreement.

4.	Inventories:

As of December 31, 2007, inventories consisted of $548,047 of sub-assemblies, parts, spare parts and finished goods. During the year ended December 31, 2007, the Company wrote down the value of its slow moving Orbasone inventory systems by $240,466, increasing the cost of goods sold.

5.	Property and Equipment:

Property and equipment consisted of the following as of December 31, 2007:

Furniture and fixtures	$212,268
Accumulated depreciation	(159,066)
$53,202

6.	Stockholders’ Deficit:

Effective with stockholder approval received on June 14, 2005, the Company amended its Certificate of Incorporation increasing the number of authorized shares of Common Stock from 45,000,000 to 75,000,000. The Company has authorized 1,000,000 shares of preferred stock, par value $0.0005 per share, issuable in series with such rights, powers and preferences as may be fixed by the Board of Directors. At December 31, 2007 and 2006, there was no preferred stock outstanding.

On December 2, 2005, the Company registered 10,926,429 shares of Common Stock with the filing of Form SB-2. 6,721,429 of the shares registered are currently outstanding and 4,205,000 shares are issuable upon the exercise of warrants held by certain officers, directors and unaffiliated individuals.

The Company has a stock-based compensation plan whereby stock options may be granted to officers, employees and non-employee consultants to purchase a specified number of shares of Common Stock. All outstanding options granted have an exercise price not less than 100% of the market value of the Company’s Common Stock at the date of grant, are for a term not to exceed 10 years, and vest over a four year period at 25% per year.

7.	Compensation Programs:

Stock Option Plan

The Amended and Restated 1994 Stock Option and Incentive Plan for Employees includes 5,000,000 shares of Common Stock reserved for issuance. Options are issued to employees at the discretion of the Board of Directors. During 2007 and 2006, respectively, 790,000 and 655,000 options were issued as compensation to employees. The Company determines the compensation cost of stock options granted to employees based on the fair value of the options at the time of issuance. Non-cash compensation cost is recognized over the service or vesting period.

ORTHOMETRIX, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006

7.	Compensation Programs: (Continued)

Under the Amended and Restated 2000 Stock Option Plan for Non-Employee Directors and Consultants (the ‘‘Board Plan’’), which has 1,500,000 shares of common stock reserved for issuance, each non-employee director receives options to acquire shares of Common Stock, vesting in four equal annual installments, commencing on the first anniversary of the date of grant, at an exercise price per share not lower than the market value on the date of grant. A grant to acquire 50,000 shares is effective on the date of the director’s first election to the Board of Directors and a grant to acquire 5,000 shares is effective on the date of the director’s reelection to the Board of Directors. Options are issued to consultants at the discretion of the Board of Directors. During 2007 and 2006, respectively, 100,000 and 310,000 options were issued to non-employee directors and consultants. The Company determines the compensation cost of stock options granted to non-employee directors and consultants based on the fair value of the options at the time of issuance. Non-cash compensation cost is recognized over the service or vesting period.

On October 6, 1998 and December 14, 1998, the Board of Directors approved the repricing of certain employee stock options. Approximately 673,750 shares were repriced to $0.67 per share on October 6, 1998 and December 14, 1998, representing a price that was not less than the market value at such dates. On December 14, 2000 the Board of Directors approved the repricing of certain options and accordingly, 1,524,500 shares were repriced to $0.15 per share. Subsequent to the option repricing on December 14, 2000, the company measured compensation expense using variable plan accounting. Compensation cost continues to be adjusted for increases or decreases in the intrinsic value over the term of the options or until they are exercised or forfeited, or expire. The effect of this change was not material in fiscal year 2007 or 2006.

The following is a summary of options related to the Amended and Restated 1994 Stock Option and
Incentive Plan for Employees and the Board Plan as of December 31:

	2007	Range of Option Prices Per Share	2006	Range of Option Prices Per Share
Options outstanding at beginning of year	4,236,250	$0.02 – 0.67	3,792,500	$0.02 – 0.67
Cancellations	(125,000)	$0.19 – 0.20	(285,000)	$0.15 – 0.28
Granted	890,000	$0.02 – 0.09	965,000	$0.07 – 0.30
Exercised	(45,000)	$0.02 – 0.02	(236,250)	$0.06 – 0.30
Options outstanding at end of year	4,956,250		4,236,250
Options exercisable at end of year	2,995,000		2,452,000
Options available for grant at end of year	380,000		1,145,000

ORTHOMETRIX, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006

7.	Compensation Programs: (Continued)

The following table summarizes information about significant groups of stock options outstanding at December 31, 2007:

	Options Outstanding			Options Exercisable
Exercisable Prices	Weighted Average Options Outstanding	Exercise Price	Weighted Average Remaining Contractual Life in Years	Weighted Average Options Exercisable	Exercise Price	Weighted Average Remaining Contractual Life in Years
$.02 – .05	1,166,250	$.047	5	1,076,250	$.049	5
.055	495,000	.055	1	495,000	.055	1
.06 – .13	1,395,000	.085	6	382,500	.079	4
.14	45,000	.14	4	11,250	.14	4
.15	261,250	.15	5	216,250	.15	5
.17	175,000	.17	6	131,250	.17	6
.18	45,000	.18	3	11,250	.18	3
.19	95,000	.19	6	47,500	.19	5
.20	235,000	.20	8	88,750	.20	7
.22	160,000	.22	6	80,000	.22	6
.23	70,000	.23	8	23,750	.23	8
.27	10,000	.27	7	5,000	.27	7
.28	65,000	.28	8	32,500	.28	8
.30	123,750	.30	6	56,250	.30	6
.33	510,000	.33	7	255,000	.33	7
.44	45,000	.44	7	22,500	.44	7
.531	10,000	.53	2	10,000	.53	2
.67	50,000	.67	4	50,000	.67	4

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants during each of the years ended December 31, 2007 and 2006: dividend yield of 0%, risk-free weighted average interest rate of 4.60% and 4.29%, expected volatility factor of 148% and 150% and an expected option term of 10 years (or 5 years for 10% shareholders). The weighted average fair value at date of grant for options granted during 2007 and 2006 was $0.06 and $0.17 per option, respectively.

401(k) Plan

Pursuant to the Orthometrix, Inc. Retirement Savings Plan, eligible employees may elect to contribute a portion of their salary on a pre-tax basis. With respect to employee contributions of up to 7% of salary, the Company makes a contribution at the rate of 25 cents on the dollar. Contributions are subject to applicable limitations contained in the Internal Revenue Code. Employees are at all times vested in their own contributions; Company matching contributions vest gradually over six years of service. The Company’s policy is to fund plan contributions as they accrue. Contribution expense was $4,567 and $6,402 for the years ended December 31, 2007 and 2006, respectively.

8.	Income Taxes:

The Company did not record a provision for income tax expense for the years ended December 31, 2007 and 2006 since any provision would be offset by the Company’s NOL carryforwards.

ORTHOMETRIX, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006

8.	Income Taxes: (Continued)

401(k) Plan (continued)

Income tax expense (benefit) differs from the statutory federal income tax rate of 34% for the years ended December 31 as follows:

	2007	2006
Statutory income tax rate	(34.0%)	(34.0%)
Valuation allowance	42.0	42.0
State income taxes, net of Federal benefit	(8.0)	(8.0)
	0.0%	0.0%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial statement purposes and the amounts used for income tax purposes and net operating loss carryforwards. Significant components of the Company’s deferred tax assets and liabilities as of December 31 are summarized below:

2007
Deferred tax assets and liabilities:
Accrued liabilities	$22,464
Valuation allowance	(22,464)
Net current deferred tax assets	—
Net operating loss carryforwards	(8,736,477)
Valuation allowance	(8,736,477)
Net noncurrent deferred tax assets	—
Total deferred tax assets	$—

Realization of the deferred tax asset is dependent on the Company’s ability to generate sufficient taxable income in future periods. Based on the historical operating, losses and the Company’s existing financial condition, in 2007 and 2006, the Company determined that it was more likely than not that the deferred tax assets would not be realized. Accordingly, the Company recorded a valuation allowance to reduce the deferred tax assets.

The Company has utilizable federal and state net operating loss carryforwards of approximately $20,801,135 at December 31, 2007 for income tax purposes, which expire in 2008 through 2024.

9.	Commitments and Contingencies:

Legal Proceedings

In the normal course of business, the Company is named as defendant in lawsuits in which claims are asserted against the Company. In the opinion of management, the liabilities if any, which may ultimately result from such lawsuits, are not expected to have a material adverse effect on the financial position, results of operations or cash flows of the Company.

Leases

Effective August 1, 2003, the Company amended its lease for office space expiring on July 31, 2008. Minimum future rental commitments with regard to the original and amended lease are payable as follows:

2008	$18,424

ORTHOMETRIX, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006

10.	Related Party Transactions:

	2007		2006
		Interest Rate		Interest Rate
Loans payable	$115,000	8.25 – 9.25%	$423,000	8.0 – 9.25%
Notes payable, net of discount	1,863,517	12%	637,921	9.25 – 12%
Subtotal	1,978,517		1,060,921
Less: Long term notes payable	(20,000)		(25,000)
Total related party transactions	$1,958,517		$1,035,921

The following is a summary of scheduled principal maturities, by year, securing the related party transactions.

2008	$1,958,517
2009	20,000
$1,978,517

For all of the notes, the Company is obligated to prepay the principal amount within 10 days upon the occurrence of either of two events; if it (i) receives at least $5,000,000 from an equity financing or (ii) sells substantially all of its assets.

During 2007, the Company refinanced $1,623,000 of its notes payable from related parties. During 2006, the Company issued notes payable from related parties of $725,000. In conjunction with the refinancings during 2007 and 2006, 6,492,000 and 1,475,000 of warrants were issued, respectively. The warrants issued in 2007 were valued at $333,689 and the warrants issued in 2006 were valued at $290,270. These warrants were valued using the Black-Scholes option pricing model, and recorded as a discount to the notes payable and a credit to additional paid in capital. At December 31, 2007, the unamortized discount on the notes payable is $29,483. During the years ended December 31, 2007 and 2006, amortization of the notes payable discounts of $416,284 and $215,121 was recorded as interest expense, respectively.

Interest expense for the years ended December 31, 2007 and 2006 in relation to related party loans and notes payable amounted to $229,940 and $124,639, respectively.

During the years ended December 31, 2007 and 2006, the Company’s board of directors approved a grant of stock options to Mr. Reynald Bonmati to purchase an aggregate of 590,000 and 180,000 shares, respectively, of its common stock with exercise prices equal to or greater than the market price of stock on the date of grant. The options are 5-year options (Mr. Bonmati is a 10% shareholder) and vested over four years. The fair value of these issuances was estimated using the application of the Black-Scholes option pricing model. During the year ended December 31, 2007, $31,550 of non-cash compensation was recorded against Mr. Bonmati’s accrued salary and additional paid-in capital. During the year ended December 31, 2006, non-cash compensation was not recorded because the options were not yet vested. Mr. Bonmati’s salary was waived for the year ended December 31, 2007.

11.	Supplemental Sales and Customer Information:

During 2007, approximately 58% of total sales were derived from the Company’s three largest customers. During 2006, approximately 62% of total sales were derived from the Company’s nine largest customers. The Company’s largest customers are primarily universities and hospitals.

ORTHOMETRIX, INC.
NOTES TO FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2007 AND 2006

11.	Supplemental Sales and Customer Information: (Continued)

401(k) Plan (continued)

The Company’s sales consisted of domestic sales to customers and export sales to customers in the following geographic territories:

	2007		2006
Pacific Rim	$2,163	.09%	$(4,625)	(0.20)%
Europe/Middle East	1,352	.06	570	0.03
Latin America	105,423	4.38	—	—
Canada	643,741	26.71	79,925	3.38
Domestic Sales	1,656,910	68.76	2,286,557	96.79
	$2,409,589	100.00%	$2,362,427	100.00%

12.	Quarterly Financial Data (Unaudited):

	2007 Quarters
	First	Second	Third	Fourth	Total
Revenue	$580,493	$365,973	$726,417	$736,706	$2,409,589
Gross Profit	245,195	144,056	341,586	339,389	1,070,226
Operating (loss) income	(188,522)	(237,437)	(9,708)	19,629	(416,038)
Net loss	(364,202)	(422,654)	(145,999)	(143,077)	(1,075,932)
Weighted average shares:
Basic and diluted	45,178,618	45,178,618	45,257,531	45,315,140	45,232,919
Basic and diluted per share	$(0.01)	(0.01)	(0.00)	(0.00)	(0.02)

	2006 Quarters
	First	Second	Third	Fourth	Total
Revenue	$748,066	$711,956	$507,368	$395,037	$2,362,427
Gross Profit	524,268	426,707	326,461	220,795	1,498,231
Operating loss	(296,820)	(353,524)	(291,560)	(701,089)	(1,642,993)
Net loss	(253,167)	(396,077)	(393,335)	(937,735)	(1,980,314)
Weighted average shares:
Basic and diluted	44,288,618	44,353,618	44,455,303	44,541,444	44,534,340
Basic and diluted per share	$(0.01)	(0.01)	(0.01)	(0.01)	(0.04)

ITEM 8.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

NONE

ITEM 8A:    CONTROLS AND PROCEDURES

The Company’s management, with the participation of the Company’s Chief Executive Office and Chief Financial Officer, has evaluated the effectiveness of the Company’s disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended) as of the end of the period covered by this report. Based on such evaluation, the Company’s Chief Executive Officer and Chief Financial Officer have concluded that, as of the end of such period, the Company’s disclosure controls and procedures are effective.

There has been no change in the Company’s internal controls over financial reporting during the Company’s fourth quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal controls over financial reporting.

PART III

ITEMS 9, 10, 11, AND 12

NONE

ITEM 13.    EXHIBITS

2.1		Asset Purchase Agreement with Cooper Surgical Acquisition Corp. and Orthometrix, Inc. (E)

3.1		Restated Certificate of Incorporation of Orthometrix, Inc. (C)

3.2		Certificate of Amendment of Restated Certificate of Incorporation (F)

3.3		By-laws of Orthometrix, Inc. as amended (D)

4.1		Form of warrant to purchase shares of common stock of Orthometrix, Inc. (G)

+10	.1	Assignment and Assumption Agreement, dated as of April 12, 2002 by and between Bionix, L.L.C. and Orthometrix, Inc. (A)

+10	.2	Product Approval and Licensing Agreement, dated February 12, 2002, by and between M.I.P. GmbH and Bionix L.L.C. (A)

+10	.3	Assignment and Assumption Agreement, dated as of April 12, 2002 by and between Bionix, L.L.C. and Orthometrix, Inc. (A)

+10	.4	Distribution Agreement, dated as of October 1, 1999, by and between Stratec Medizintechnik, GmbH and Bionix, L.L.C. (A)

+10	.5	Assignment and Assumption Agreement, dated as of April 12, 2002 by and between Bionix, L.L.C. and Orthometrix, Inc. (A)

+10	.6	Distribution Agreement, dated as of October 1, 1999 by and between Novotec Maschinen GmbH and Bionix, L.L.C. (A)

10.7		$50,000 Promissory Note, dated October 4, 2005, between Orthometrix, Inc. and Huber (G)

10.8		$20,000 Promissory Note, dated October 11, 2005, between Orthometrix, Inc. and John Utzinger (G)

10.9		$100,000 Promissory Note, dated November 18, 2005, between Orthometrix, Inc. and Reynald Bonmati (G)

10.10		$50,000 Promissory Note, dated December 12, 2005, between Orthometrix, Inc. and The Chrystele Bonmati Trust (H)

10.11		$25,000 Promissory Note, dated January 17, 2006, between Orthometrix, Inc. and The Chrystele Bonmati Trust (I)

10.12		$150,000 Promissory Note, dated February 28, 2006, between Orthometrix, Inc. and Reynald Bonmati (I)

10.13		$100,000 Promissory Note, dated March 15, 2006, between Orthometrix, Inc. and The Chrystele Bonmati Trust (I)

10.14		Securities Purchase Agreement, dated February 25, 2005, between Orthometrix, Inc. and Rock Creek Investment Partners, L.P. (B)

10.15		Securities Purchase Agreement, dated March 3, 2005, between Orthometrix, Inc. and Psilos Group Partners II SBIC, L.P. (B)

10.16		Amended and Restated 1994 Stock Option and Incentive Plan for Employees (F)

ITEM 13.    EXHIBITS (Continued)

10.17	Amended and Restated 2000 Stock Option and Incentive Plan for Non Employee Directors and Consultants (F)

10.18	Small Business Grid Note, dated October 3, 2005, between HSBC Bank USA, N.A. and Orthometrix, Inc. (G)

10.19	General Security Agreement, dated October 3, 2005, between HSBC Bank USA, N.A. and Orthometrix, Inc. (G)

10.20	$100,000 Promissory Note, dated April 7, 2006, between Orthometrix, Inc. and Michael Huber. (J)

10.21	$50,000 Promissory Note, dated April 7, 2006, between Orthometrix, Inc. and Reynald Bonmati. (J)

10.22	$50,000 Promissory Note, dated April 17, 2006, between Orthometrix, Inc. and Reynald Bonmati. (J)

10.23	$250,000 Promissory Note, dated June 23, 2006 between Orthometrix, Inc. and Psilos Group Partners II-S, L.P. (J)

23.1	Consent of Radin, Glass & Co., LLP (G)

23.2	Consent of Kirkpatrick & Lockhart Nicholson Graham LLP (G)

24	Power of Attorney (G)

Exhibits required by Item 601 of Regulation S-B are filed herewith:

31.1	Chief Executive Officer’s Certification, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Chief Financial Officer’s Certification, pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32	Certification of Chief Executive Officer and Chief Financial Officer, pursuant to 18 U.S.C. Section 1 350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

+ Confidentiality requested as to certain provisions.

(A	)	This Exhibit was previously filed as an Exhibit to the Company’s Report on Form 10-QSB dated May 15, 2003 and is incorporated herein by reference.

(B	)	This Exhibit was previously filed as an Exhibit to the Company’s Report on Form 10-KSB dated March 24, 2005 and is incorporated herein by reference.

(C	)	This Exhibit was previously filed as an Exhibit to the Company’s Report on Form 10-Q dated November 13, 1997, and is incorporated herein by reference.

(D	)	This Exhibit was previously filed as an Exhibit to the Company’s Registration Statement on Form S-I (Registration No. 33-93220), effective August 1, 1995, and is incorporated herein by reference.

(E	)	This Exhibit was previously filed as an Exhibit to the Company’s Report on Form 8-K dated April 15, 2002, as incorporated herein by reference.

(F	)	This Exhibit was previously filed as an Exhibit to the Company’s Report on Form 10-QSB dated August 2, 2005, as incorporated herein by reference.

ITEM 13.    EXHIBITS (Continued)

(G	)	This Exhibit was previously filed as an Exhibit to the Company’s Registration Statement on Form SB-2 (Registration No. 333-130095), effective December 14, 2005, and is incorporated herein by reference.

(H	)	This Exhibit was previously filed as an Exhibit to the Company’s Report on Form 10-KSB dated February 22, 2006, as incorporated herein by reference.

(I	)	This Exhibit was previously filed as an Exhibit to the Company’s Report on Form 10-QSB dated May 10, 2006 as incorporated herein by reference.

(J	)	This Exhibit was previously filed as an Exhibit to the Company’s Report on Form 10-QSB dated August 4, 2006 as incorporated herein by reference.

ITEM 14.    PRINCIPAL ACCOUNTING FEES AND SERVICES

1.	Audit Fees — The aggregate fees for the years ended December 31, 2007 and 2006 for professional services rendered by Radin, Glass & Co., LLP for the audit of annual financial statements and review of financial statements included in any Form 10-QSB or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements are approximately $34,500 and $31,000, respectively.

2.	Audit-Related Fees — The registrant did not pay any audit-related fees during the years ended December 31, 2007 and 2006 that are not reported under paragraph 1 above.

3.	Tax Fees — The registrant did not pay any fees during the years ended December 31, 2007 and 2006 for professional services rendered by the principal accountant for tax compliance, tax advice, and tax planning.

4.	All Other Fees — The registrant did not pay any other fees during the years ended December 31, 2007 and 2006 other than those reported in paragraphs 1 through 3 above.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White Plains, New York, on the 20th day of March, 2008.

ORTHOMETRIX, INC.
By:	/s/ Reynald Bonmati
Name: Reynald G. Bonmati
Title: President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Reynald G. Bonmati as true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments to this Annual Report and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or desirable to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this Annual Report has been signed below by the following persons on behalf of the Registrant, Orthometrix, Inc., in the capacities and on the dates indicated.

Signature	Capacity In Which Signed	Date

/s/ Reynald G. Bonmati	Chairman of the Board and President (Principal Executive Officer); and Director	March 20, 2008

Reynald G. Bonmati

/s/ Neil H. Koenig	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 20, 2008

Neil H. Koenig

/s/ Michael W. Huber	Director	March 20, 2008

Michael W. Huber

/s/ André-Jacques Neusy	Director	March 20, 2008

André-Jacques Neusy

/s/ William Orr	Director	March 20, 2008

William Orr

/s/ Albert S. Waxman	Director	March 20, 2008

Albert S. Waxman

Exhibit 31.1

CERTIFICATIONS

I,	Reynald Bonmati, certify that:

1.	I have reviewed this annual report on Form 10-KSB of Orthometrix, Inc.;

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.	The small business issuer’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiary, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)	[Paragraph omitted in accordance with SEC transition instructions.]

c)	evaluated the effectiveness of the small business issuer’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting and;

5.	The small business issuer’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of small business issuer’s board of directors (or persons performing the equivalent functions):

a)	all significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal controls over financial reporting.

Date: March 20, 2008

/s/ Reynald G. Bonmati Reynald G. Bonmati President/Chief Executive Officer

Exhibit 31.2

CERTIFICATIONS

I, Neil Koenig, certify that:

1.	I have reviewed this annual report on Form 10-KSB of Orthometrix, Inc.;

2.	Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the small business issuer as of, and for, the periods presented in this report;

4.	The small business issuer’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the small business issuer and have:

a)	designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the small business issuer, including its consolidated subsidiary, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b)	[Paragraph omitted in accordance with SEC transition instructions.]

c)	evaluated the effectiveness of the small business issuer’s disclosure controls and procedures presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d)	disclosed in this report any change in the small business issuer’s internal control over financial reporting that occurred during the small business issuer’s most recent fiscal quarter (the small business issuer’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the small business issuer’s internal control over financial reporting and;

5.	The small business issuer’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the small business issuer’s auditors and the audit committee of small business issuer’s board of directors (or persons performing the equivalent functions):

a)	all significant deficiencies and material weaknesses in the design or operation of internal controls which are reasonably likely to adversely affect the small business issuer’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the small business issuer’s internal controls over financial reporting.

Date: March 20, 2008

/s/ Neil H. Koenig Neil H. Koenig Chief Financial Officer

EXHIBIT 32

ORTHOMETRIX, INC.
FORM 10-KSB DECEMBER 31, 2007

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Orthometrix, Inc., (the ‘‘Company’’), on Form 10-KSB for the annual period ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the ‘‘Report’’), the undersigned, in the capacities and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge: (1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 20, 2008	/s/ Reynald G. Bonmati Reynald G. Bonmati Chief Executive Officer
Date: March 20, 2008	/s/ Neil H. Koenig Neil H. Koenig Chief Financial Officer

PROXY

ORTHOMETRIX, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 17, 2008

The stockholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Reynald G. Bonmati and Neil H. Koenig or any of them as proxies, with full power of substitution, and hereby authorize(s) them to represent and vote all shares of Common Stock of the Company which the stockholder(s) would be entitled to vote on all matters which may come before the Annual Meeting of Stockholders to be held at the RexCorp Conference Center located in the lobby of 707 Westchester Avenue (White Plains Office Park), White Plains, New York, at 9:30 a.m., local time, on Tuesday, June 17, 2008, or at any adjournment thereof. This proxy will be voted in accordance with the instructions indicated on the reverse side of this card. If no instructions are given, this proxy will be voted FOR Proposals 1 and 2, and in the proxies’ discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof.

The nominees for Director are: Reynald G. Bonmati, Michael W. Huber, Neil H. Koenig, André-Jacques Neusy, William Orr, and Albert S. Waxman.

(To Be Signed on Reverse Side.)

A	X	Please mark your votes as in this example.

The Board of Directors recommends that stockholders vote FOR ALL Directors and FOR Proposal 2.

								FOR	AGAINST	ABSTAIN
		FOR ALL	WITHHOLD FOR ALL
1.	Election of directors.			Nominees:	Reynald G. Bonmati __ Michael W. Huber __ Neil H. Koenig __ André-Jacques Neusy __ William Orr __ Albert S. Waxman __	2.	Ratification of selection of Radin, Glass & Co., LLP as the Company’s independent auditors for the fiscal year ending December 31, 2008.

Please complete, sign, date and mail the enclosed Proxy in the accompanying envelope even if you intend to be present at the meeting. Returning the Proxy will not limit your right to vote in person or to attend the Annual Meeting, but will ensure your representation if you cannot attend. If you hold shares in more than one name, or if your stock is registered in more than one way, you may receive more than one copy of the proxy material. If so, please sign and return each of the proxy cards that you receive so that all of your shares may be voted. The Proxy is revocable at any time prior to its use.

INSTRUCTION: To withhold authority to vote for any individual nominee or nominees, write the name(s) on the space provided below.

SIGNATURE(S)	DATE

(Note

Please sign above exactly as the shares are issued. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)